                            SCHEDULE 14A INFORMATION
  PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES EXCHANGE ACT OF
                                      1934
                               (AMENDMENT NO.  )

Filed by the Registrant: [X]

Filed by a Party other than the Registrant [_]

Check the appropriate box:

[_] Preliminary Proxy Statement

                                          [_] CONFIDENTIAL, FOR USE OF THE
[X] Definitive Proxy Statement                COMMISSION ONLY (AS PERMITTED BY
                                              RULE 14a-6(e)(2))

[_] Definitive Additional Materials

[_] Soliciting Material Pursuant to (S)240.14a-11(c) or (S)240.14a-12



                          SIERRA HEALTH SERVICES, INC.
             -----------------------------------------------------
                (Name of Registrant as Specified in Its Charter)


             -----------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X] No Fee Required.

[_] Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

  (1) Title of each class of securities to which transaction applies:

  (2) Aggregate number of securities to which transaction applies:

  (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

  (4) Proposed maximum aggregate value of transaction:

  (5) Total fee paid:

[_] Fee paid previously with preliminary materials.

[_] Check box if any part of the fee is offset as provided by Exchange Act Rule
    0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

  (1) Amount previously paid:

  (2) Form, Schedule or Registration Statement no.:

  (3) Filing Party:

  (4) Date Filed:

                   [LOGO OF SIERRA HEALTH SERVICES, INC.(R)]

                                P.O. Box 15645
                         Las Vegas, Nevada 89114-5645

                                                                 April 10, 1998

Dear Stockholder:

  You are cordially invited to attend the Annual Meeting of Stockholders of Sierra Health Services, Inc., which will be held on Tuesday, May 12, 1998, at 10:00 a.m., local time, in the President's Auditorium at the Sierra Health Services corporate complex, 2716 North Tenaya Way, Las Vegas, Nevada.

  The following Notice of Annual Meeting of Stockholders and Proxy Statement describes the items to be considered by the stockholders and contains certain information about the Company's officers and directors.

  Please sign and return the enclosed proxy card as soon as possible in the envelope provided so that your shares can be voted at the meeting in accordance with your instructions. Even if you plan to attend the meeting, we urge you to sign and promptly return the enclosed proxy. You can revoke the proxy at any time prior to voting, or vote your shares personally if you attend the meeting. We look forward to seeing you.

                                          Sincerely,

                                          /s/ Anthony M. Marlon
                                          Anthony M. Marlon, M.D.
                                          Chairman of the Board and
                                          Chief Executive Officer

                         SIERRA HEALTH SERVICES, INC.
                                P.O. BOX 15645
                         LAS VEGAS, NEVADA 89114-5645

                               ----------------

                   NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                       TO BE HELD TUESDAY, MAY 12, 1998

                               ----------------

  NOTICE IS HEREBY GIVEN that the Annual Meeting of Stockholders of Sierra Health Services, Inc., a Nevada corporation (the "Company"), will be held at 10:00 a.m., local time, Tuesday, May 12, 1998, in the President's Auditorium at the Sierra Health Services corporate complex, 2716 North Tenaya Way, Las Vegas, Nevada for the following purposes:

  1. To elect three directors for a two-year term and until their successors are duly elected and qualified.

  2. To amend the Company's 1995 Long-Term Incentive Plan, including for the purpose of increasing by 900,000 the number of shares of Common Stock reserved for issuance to participants and to authorize cash annual incentive awards thereunder.

  3. To ratify the appointment of Deloitte & Touche LLP as the Company's auditors for 1998.

  4. To transact such other business as may properly come before the meeting or any adjournments thereof.

  Only holders of record of the Company's Common Stock at the close of business on April 2, 1998 will be entitled to notice of and to vote at the Annual Meeting and at any adjournments thereof. As described in the attached Proxy Statement, the Board of Directors' nominees for election at the Annual Meeting as directors of the Company are: Erin E. MacDonald, William J. Raggio and Charles L. Ruthe.

  You are cordially invited to attend the Annual Meeting. Whether or not you expect to attend the Annual Meeting in person, please fill out, sign, date and return at your earliest convenience, in the envelope provided, the enclosed proxy card which is being solicited on behalf of the Company's Board of Directors. The proxy card shows the form in which your shares of Common Stock are registered. Your signature must be in the same form. The return of the proxy card does not affect your right to vote in person should you decide to attend the Annual Meeting. We look forward to seeing you.

                                          By Order of the Board of Directors,
                                          /s/ Frank E. Collins
                                          Frank E. Collins
                                          Secretary

Las Vegas, Nevada
April 10, 1998

                                   IMPORTANT

  IN ORDER TO ENSURE THAT A QUORUM WILL BE REPRESENTED AT THE ANNUAL MEETING, STOCKHOLDERS ARE URGED TO COMPLETE, SIGN, DATE AND RETURN THEIR PROXY CARDS AS SOON AS POSSIBLE. A PROMPT RESPONSE IS HELPFUL AND YOUR COOPERATION WILL BE APPRECIATED. THE GIVING OF THIS PROXY WILL NOT AFFECT YOUR RIGHT TO VOTE IN PERSON SHOULD YOU DECIDE TO ATTEND THE ANNUAL MEETING.

                         SIERRA HEALTH SERVICES, INC.
                                P.O. Box 15645
                         Las Vegas, Nevada 89114-5645

                               ----------------

                                PROXY STATEMENT
                                    FOR THE
                        ANNUAL MEETING OF STOCKHOLDERS
                           ON TUESDAY, MAY 12, 1998

                               ----------------

  This Proxy Statement is furnished in connection with the solicitation of proxies by the Board of Directors of Sierra Health Services, Inc., a Nevada corporation (the "Company"), for use at the 1998 Annual Meeting of Stockholders of the Company (the "1998 Annual Meeting") to be held at 10:00 a.m., local time, on Tuesday, May 12, 1998, in the President's Auditorium at the Sierra Health Services corporate complex, 2716 North Tenaya Way, Las Vegas, Nevada, and at any adjournments thereof. The approximate date on which this Proxy Statement and the accompanying proxy card are first being sent to the Company's stockholders is April 10, 1998.

                          VOTING OF PROXY; REVOCATION

  A proxy in the accompanying form that is properly executed, returned, and not subsequently revoked will be voted in accordance with instructions contained thereon. If no instructions are given with respect to the matters to be acted on, proxies will be voted as follows: (i) for the election of the three nominees described herein, (ii) for the amendment of the Company's 1995 Long-Term Incentive Plan as discussed herein, (iii) for the ratification of the appointment of auditors and (iv) otherwise in accordance with the best judgment of the person or persons voting the proxy on any other matter properly brought before the 1998 Annual Meeting. Any stockholder who signs and returns the proxy may revoke it at any time before it is exercised by (i) delivering written notice to the Secretary of the Company of its revocation,
(ii) executing and delivering to the Secretary of the Company a later dated proxy, or (iii) by appearing in person at the 1998 Annual Meeting and expressing a desire to vote his or her shares in person.

                           EXPENSES OF SOLICITATION

  The expenses of the preparation of proxy materials and the solicitation of proxies for the 1998 Annual Meeting will be borne by the Company. In addition to solicitation by mail, proxies may be solicited in person, by telephone, telecopy or other means, or by directors, officers and regular employees of the Company who will not receive additional compensation for such solicitations. Beacon Hill Partners, Inc. has been engaged by the Company to assist in the solicitation of proxies for a fee of $1,500 plus out-of-pocket costs and expenses. Although there is no formal agreement to do so, the Company will reimburse banks, brokerage firms and other custodians, nominees and fiduciaries for reasonable expenses incurred by them in forwarding the proxy soliciting materials to the beneficial owners of the Company's Common Stock (as defined below).

                               VOTING SECURITIES

  Holders of the Company's Common Stock, par value $.005 per share (the "Common Stock"), as of the close of business on April 2, 1998 will be entitled to notice of, and to vote at, the 1998 Annual Meeting or any adjournments thereof. On that date, there were 18,346,832 shares of Common Stock outstanding, each of which is entitled to one vote with respect to each matter to be voted on at the 1998 Annual Meeting, except as described below for the election of directors. The presence in person or by proxy (regardless of whether the proxy has authority to vote on all matters) of the holders of record of shares representing a majority of the total issued and outstanding shares of Common Stock will constitute a quorum at the 1998 Annual Meeting.

  Stockholders are entitled to vote cumulatively for the election of directors if any stockholder gives written notice to the President or Secretary of the Company not less than 48 hours before the 1998 Annual Meeting that such stockholder desires the voting for the election of directors be cumulative. If cumulative voting is so invoked, each stockholder is entitled to the number of votes equal to the number of shares held by such stockholder multiplied by the number of directors to be elected (three), and may cast all such votes for one nominee or distribute them among the nominees. Discretionary authority is being sought by the proxy holders to cumulate votes and distribute such votes among some or all of the nominees in the event that cumulative voting is invoked.

  Assuming that a quorum is present at the 1998 Annual Meeting, directors will be elected by a plurality of the votes cast at the 1998 Annual Meeting by holders of shares of Common Stock present in person or represented by proxy. Approval of other items at the 1998 Annual Meeting requires that the number of votes cast in favor of the action exceeds the number of votes cast in opposition to the action. Withholding authority to vote for directors and broker non-votes will not affect the election of directors, and abstentions and broker non-votes will not affect the outcome of the vote on other proposals.

        SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

  The following table sets forth certain information regarding the beneficial ownership of the Common Stock of the Company as of April 2, 1998 (except as otherwise noted in the footnotes below) by (1) each of the executives named in the Summary Compensation Table set forth under "Compensation of Executive Officers," (2) each director and nominee of the Company, (3) all current directors, nominees and executive officers as a group, and (4) each person known by the Company to be the beneficial owner of more than 5% of the Common Stock. Subject to applicable community property and similar statutes and except as otherwise noted in the footnotes below, each of the following persons has sole voting and dispositive power with respect to the shares that he or she beneficially owns. Except as noted below, the address of all stockholders, directors, executive officers and nominees identified in the table and accompanying footnotes below is in care of the Company's principal executive offices.

                                                    AMOUNT AND
                                                    NATURE OF      PERCENTAGE  OF
                                                    BENEFICIAL      OUTSTANDING
   NAME OF BENEFICIAL OWNER                         OWNERSHIP       COMMON STOCK
   ------------------------                         ----------     --------------
   Anthony M. Marlon, M.D. .......................  1,805,999(1)         9.8%
   Erin E. MacDonald..............................    200,965(2)         1.1
   Laurence S. Howard.............................    100,910(3)          *
   Frank E. Collins...............................     94,841(4)          *
   James L. Starr.................................     23,106(5)          *
   Thomas Y. Hartley..............................      8,600(6)          *
   Charles L. Ruthe...............................     10,625(7)          *
   William J. Raggio..............................     23,790(8)          *
   All current Directors and Executive Officers as
    a Group (12 persons)..........................  2,475,056(9)        13.0
   Lazard Freres & Co. LLC........................  1,108,785(10)        6.0
   Neuberger & Berman, LLC........................  1,062,200(11)        5.8

--------
 *Indicates beneficial ownership of less than 1% of the outstanding Common
Stock.

(1) Includes 130,250 shares that can be acquired within 60 days of April 2, 1998 upon the exercise of stock options. Also includes 1,674,749 shares held indirectly through six trusts established by Dr. Marlon and his wife, and 1,000 shares held indirectly through a limited partnership (the "Partnership"). Dr. Marlon may be deemed to have or share voting power and/or dispositive power over the shares held by the trusts and, therefore, to have beneficial ownership with respect to such shares. Dr. Marlon, as managing general partner of the Partnership, has sole voting and dispositive power over the shares held by the Partnership. Dr. Marlon disclaims beneficial ownership as to the shares held by the trusts, other than 478,660 shares held by the Marlon Family Trust (a revocable trust of which he is a trustee). Dr. Marlon's beneficial ownership does not include 78,292 shares held in two trusts for the benefit of family members, the trustee of which is Erin E. MacDonald (see
     Note 2 below). Dr. Marlon's beneficial ownership also does not include 435,099 shares held by the AMM and RM Family Limited Partnership ("ARFLP"), the general partner of which is a trust for the benefit of a family member; the trustees of that trust are Ms. MacDonald, William Godfrey, and Jeannine M. Zeller (daughter of Dr. Marlon).

 (2) Includes 110,000 shares that can be acquired within 60 days of April 2, 1998 upon the exercise of stock options, and 78,292 shares held in two trusts for the benefit of Dr. Marlon's family members, of which Ms. MacDonald is the trustee. Ms. MacDonald's beneficial ownership does not include 1,631,188 shares held in six trusts established by Dr. Marlon and his wife, as to which Ms. MacDonald serves as a trustee (1,196,089 of such shares are included and 435,099 of such shares are not included in Dr. Marlon's beneficial ownership; see Note 1 above).

 (3) Includes 97,725 shares that can be acquired within 60 days of April 2, 1998 upon the exercise of stock options.

 (4) Includes 91,250 shares that can be acquired within 60 days of April 2, 1998 upon the exercise of stock options.

 (5) Includes 17,500 shares that can be acquired within 60 days of April 2, 1998 upon the exercise of stock options.

 (6) Includes 6,600 shares that can be acquired within 60 days of April 2, 1998 upon the exercise of stock options.

 (7) Includes 6,325 shares that can be acquired within 60 days of April 2, 1998 upon the exercise of stock options.

 (8) Includes 6,600 shares that can be acquired within 60 days of April 2, 1998 upon the exercise of stock options.

 (9) Includes 639,400 shares that can be acquired within 60 days of April 2, 1998 upon the exercise of stock options. Excludes 435,099 shares held by the ARFLP (see Note 1 above).

(10) The business address of this stockholder is 30 Rockefeller Plaza, New York, New York 10020. Lazard Freres & Co. LLC ("Lazard Freres") is a registered broker-dealer and investment advisor. Lazard Freres has sole voting power over 996,135 shares and sole dispositive power over 1,108,785 shares. This beneficial ownership information is as of December 31, 1997, and is set forth in a Schedule 13G filed by Lazard Freres with the Securities and Exchange Commission ("SEC") on February 13, 1998.

(11) The business address of this stockholder is 605 Third Avenue, New York, New York 10158. Neuberger & Berman, LLC ("Neuberger") is a registered broker-dealer and investment advisor which serves as subadviser to various Neuberger & Berman mutual funds. Neuberger has sole voting power over 86,300 shares, shared voting power over 934,500 shares, and shared dispositive power over 1,062,200 shares. Neuberger & Berman Management Inc. ("Management"), an investment manager, is also a beneficial owner of 934,500 of the shares beneficially owned by Neuberger, having shared dispositive power over such shares. Neuberger & Berman Focus Portfolio, a registered investment company, is also a beneficial owner of 934,500 of the shares beneficially owned by Neuberger and by Management, having shared voting and shared dispositive power over such shares. This beneficial ownership information is as of December 31, 1997, and is set forth in a Schedule 13G filed by Neuberger with the SEC on February 17, 1998.

ITEM NO. 1--ELECTION OF DIRECTORS

     The Bylaws of the Company provide that the Board of Directors shall consist of not less than three nor more than seven directors, with the exact number to be fixed by the Board. At a meeting held on December 13, 1994, the Board of Directors of the Company fixed the number of directors at five. The Bylaws of the Company also provide for two classes of directors, as nearly equal in number as possible, with each class serving for a term of two years. At the 1998 Annual Meeting of Stockholders, the terms of Erin E. MacDonald,

William J. Raggio and Charles L. Ruthe will expire and three directors shall be elected to serve for a term of two years expiring at the 2000 Annual Meeting of Stockholders and until their successors are duly elected and qualified. The two remaining directors' terms will continue until the 1999 Annual Meeting of Stockholders and until their successors are duly elected and qualified. The proxy holders named on the accompanying proxy card intend to vote the shares represented by each proxy authorizing votes for the three nominees listed below in favor of the three nominees, and if cumulative voting is invoked, to distribute, in such proportion as they see fit, the three votes represented by each such share among the three nominees named below. Proxies cannot be voted for a greater number of persons than the number of nominees named.

  The Company's Board of Directors has nominated Erin E. MacDonald, William J. Raggio and Charles L. Ruthe for re-election to the Board. Each of the nominees is presently a member of the Board of Directors and has consented to being named herein and to serve if elected. The Company does not know of anything that would preclude any nominee from serving if elected. If any nominee shall become unable to stand for election as a director at the meeting, an event not now anticipated by the Board of Directors, the proxy may be voted for a substitute designated by the Board of Directors. The identity and a brief biography of each nominee for director and each continuing director is set forth below.

          NOMINEES FOR ELECTION AS DIRECTORS FOR A TERM OF TWO YEARS

  ERIN E. MACDONALD, 50, has been a Director of the Company since 1992 and a director of CII Financial, Inc. ("CII"), a wholly-owned subsidiary of the Company, since 1995. She was Senior Vice President of Operations of the Company from the end of 1992 until 1994 at which time she assumed her present position as President and Chief Operating Officer. Ms. MacDonald has also served the Company in other capacities including Vice President of HMO Operations from 1984 to 1990, when her title was changed to Vice President of HMO and Insurance Operations, which title she held until 1992; President of one of the Company's HMO subsidiaries, Health Plan of Nevada, Inc. ("HPN") from 1985 to 1992; President of Sierra Health and Life Insurance Company, Inc. ("SHL"), the Company's insurance subsidiary, from 1990 until 1992; and Director of the Company's northern Nevada HMO from 1983 to 1984. From 1980 to 1983, Ms. MacDonald was the Operations Manager of the Company's predecessor physician group.

  WILLIAM J. RAGGIO, 71, has been a Director of the Company since 1984. He has been a State Senator of Nevada since 1972 and is currently Executive Vice President, General Counsel and a director of Santa Fe Gaming Corporation, a corporation which operates two Nevada hotel/casinos. Since 1991, he has been a senior partner in the law firm of Jones-Vargas (formerly Vargas & Bartlett). He previously served as Washoe County, Nevada District Attorney from 1958 to 1970 and was a senior partner in the law firm of Raggio, Wooster & Lindell, Ltd. from 1970 to 1991.

  CHARLES L. RUTHE, 63, has been a Director of the Company and Chairman of the Board of Directors of HPN since 1984. He was also a member of the Board of Directors of one of the Company's predecessors. Mr. Ruthe has been the owner since 1975 of Charles L. Ruthe and Associates, Inc., a real estate brokerage firm in Las Vegas, Nevada, and served as its President until 1988 at which time he assumed the position of Chairman of the Board. Mr. Ruthe has held the position of Consultant to Boyd Gaming Corporation, a corporation which operates several Nevada hotel/casinos, since January 1, 1997. From 1988 to December 31, 1996, he served as President and a director of Boyd Gaming Corporation. From 1995 to December 31, 1996, he served as President and a director of Boyd Development Corporation, a subsidiary of The Boyd Gaming Corporation. He was a director of First Interstate Bank of Nevada from 1979 to 1983, Vice Chairman of the Board of Directors of First Western Financial Corporation, the parent company of a savings and loan company, from 1985 to 1991, and was President of the Nevada State Chamber of Commerce in 1977.

  THE BOARD OF DIRECTORS RECOMMENDS THAT THE COMPANY'S STOCKHOLDERS VOTE FOR THE ELECTION OF ERIN E. MACDONALD, WILLIAM J. RAGGIO AND CHARLES L. RUTHE AS DIRECTORS OF THE COMPANY.

                CONTINUING DIRECTORS WHOSE TERMS EXPIRE IN 1999

  ANTHONY M. MARLON, M.D., 55, has been the Chief Executive Officer and a Director of the Company since its inception in June 1984. Dr. Marlon also served as President until 1994 and held similar executive positions with several of the Company's predecessors dating back to 1972, the year of inception of the Company's predecessor physician group. In those capacities, he organized and managed the Company's predecessor physician group, ambulatory surgical facility, management company and HPN. Dr. Marlon has served as Associate Professor of Medicine at the University of Nevada School of Medical Sciences since 1975 and has held positions as Chief, Division of Cardiology, and Medical Director, Cardiac Rehabilitation, of University Medical Center of Southern Nevada from 1972 to 1985, Clinical Associate of the Department of Medicine at the University of Arizona from 1973 to 1979 and Clinical Associate Professor, Department of Medicine, Tulane University, New Orleans from 1973 to 1977. Dr. Marlon is a board-certified specialist in internal medicine and cardiovascular diseases. In 1967, Dr. Marlon received his M.D. from State University of New York and completed his internship, residency and cardiology fellowship at Stanford University. In 1986, Dr. Marlon was appointed to the Federal Task Force on Long Term Health Care Policies by Dr. Otis R. Bowen, then Secretary of Health and Human Services. In July 1988, Dr. Marlon was appointed to the Board of Trustees of the Nevada Development Authority, a non-profit organization dedicated to the expansion and diversification of the southern Nevada business community.

  THOMAS Y. HARTLEY, 64, has been a Director of the Company since June 1992. He has been President and Chief Operating Officer of Colbert Golf Design and Development, Inc. in Las Vegas, Nevada since 1991. Mr. Hartley has also served on the Boards of Directors of Rio Suite Hotel & Casino, Inc. since 1990, Southwest Gas Corporation since 1991 and Ameritrade Holdings Corporation since November 1996. In 1997, he was elected Chairman of the Board of Southwest Gas Corporation. Mr. Hartley served in various capacities for Jim Colbert Golf, Inc. in Las Vegas from 1988 to 1991, and for Deloitte Haskins & Sells (currently Deloitte & Touche LLP) from 1959 until his retirement in 1988 from his position as area managing partner in charge of Las Vegas, Reno, Phoenix, and Tucson. Mr. Hartley, who obtained his degree in business from Ohio University in 1955, is a Certified Public Accountant. He is also active in many Las Vegas civic and charitable organizations.

MEETINGS OF THE BOARD OF DIRECTORS AND COMMITTEES

  During the fiscal year ended December 31, 1997, the Board of Directors of the Company held fifteen meetings and acted by unanimous written consent without a meeting six times.

  The Company's Audit Committee held four meetings during the fiscal year ended December 31, 1997, two of which were held contemporaneously with meetings of the Board of Directors. The current members of the Audit Committee are Messrs. Hartley, Raggio and Ruthe. The principal functions of the Audit Committee are to review with management and the Company's independent public accountants the scope and results of the various audits conducted during the year, to discuss with management and the Company's independent public accountants the Company's annual financial statements, and to review fees paid to, and the scope of services provided by, the Company's independent public accountants. In addition, the Audit Committee reviews the scope of work and findings of the Company's internal audit department.

  The Company's Compensation Committee held five meetings during the fiscal year ended December 31, 1997, all but one were held contemporaneously with meetings of the Board of Directors. The members of the Company's Compensation Committee are Messrs. Hartley and Raggio. The principal function of the Compensation Committee is to make recommendations concerning the Company's compensation programs, including the Company's 1986 Stock Option Plan, the 1995 Long-Term Incentive Plan and other bonus, benefit, and incentive plans.

  The Company's Stock Plan Committee held two meetings during the fiscal year ended December 31, 1997, contemporaneously with meetings of the Board of Directors. It also acted by unanimous written consent without a meeting six times. The members of the Company's Stock Plan Committee are Messrs. Hartley and Raggio.

The function of the Stock Plan Committee is to administer the Company's stock-based incentive programs including the 1986 Stock Option Plan, the 1985 Employee Stock Purchase Plan, the 1995 Long-Term Incentive Plan and other bonus and incentive plans.

  The Board of Directors does not have a Nominating Committee. The Board will consider nominees for election to the Board of Directors recommended by the Company's stockholders. All such recommendations, which must include appropriate biographical information, for the Company's next annual stockholders meeting in May 1999 should be submitted in writing to the Secretary at the Company's principal executive offices no later than December 12, 1998.

                       EXECUTIVE OFFICERS OF THE COMPANY

  The executive officers of the Company are appointed annually by the Board of Directors of the Company and serve at the discretion of the Board. The current executive officers of the Company, other than Dr. Marlon and Ms. MacDonald, who are described above, their respective ages and positions, and certain other information with respect to each of them, are set forth below:

      NAME                  AGE POSITION
      ----                  --- --------
   Jonathon W. Bunker......  39 Vice President, HMO and Insurance Operations
   Frank E. Collins........  44 Exec. Vice President, Secretary and General Counsel
   William R. Godfrey......  53 Exec. Vice President, Administrative Services
   Laurence S. Howard......  42 Senior Vice President, HMO and Insurance Operations
   Michael A. Montalvo.....  53 Vice President, Marketing, Sales and Underwriting Operations
   Marie H. Soldo..........  57 Exec. Vice President, Government Affairs and Special Projects
   James L. Starr..........  34 Senior Vice President, Chief Financial Officer and Treasurer

  Jonathon W. Bunker joined the Company on May 20, 1996 as Vice President, HMO and Insurance Operations and serves as President of HPN, SHL, and the Company's administrative service subsidiary, Sierra Healthcare Options, Inc. In January 1997, as the result of an acquisition made by the Company, Mr. Bunker became President of Prime Holdings, Inc., as well as President of its four subsidiaries: MedOne Health Plan; M.E.G.A., Inc.; Prime Health, Inc.; and Elias F. Ghanem, Ltd. In 1998, Mr. Bunker became President of Family Healthcare Services, Family Home Hospice, Inc., and Sierra Home Medical Products, Inc. Prior to joining the Company, he served as Vice President of John Alden Horizon Health from 1989 to 1996 and Vice President of Prime Health from 1988 to 1989. From 1984 to 1988, Mr. Bunker was Vice President of SHL. From 1982 to 1984, he was a Staff Accountant with Deloitte & Touche LLP (formerly Deloitte Haskins & Sells). Mr. Bunker received his degree in Accounting in 1982 from Utah State University.

  Frank E. Collins joined the Company in June 1986 as General Counsel and Secretary. In 1997 he was also appointed Executive Vice President. He received his Juris Doctorate in 1979 from the University of Missouri at Kansas City School of Law and is a member of the Missouri Bar Association. From 1981 to 1986, Mr. Collins was employed by Blue Cross and Blue Shield of Kansas City, originally as Staff Legal Counsel and in early 1986 as Associate General Counsel. Mr. Collins also served as counsel for the Missouri Division of Insurance from 1979 to 1981, where he was responsible for providing legal advice on insurance- and HMO-related regulatory issues.

  William R. Godfrey currently serves as Executive Vice President of Administrative Services and is responsible for directing the Company's facilities, personnel management, purchasing, and print-shop activities. In addition, Mr. Godfrey is responsible for overseeing all property development and construction as well as all commercial leasing for the Company and its subsidiaries. He previously served as Vice President, Health Delivery Finance from 1984 to 1985 and was the Controller of the Company's predecessor physician group from 1974 to 1984.

  Laurence S. Howard has served as Senior Vice President HMO and Insurance Operations since May 1996. He was appointed Vice President of HMO and Insurance Operations in 1992, and also assumed the titles of President of HPN and SHL at that time. From 1990 to 1992, he served as Assistant Vice President, HMO and Insurance Operations, for the Company. Prior to that, he was the Vice President and Chief Operating Officer of HPN and SHL and served in this capacity for HPN from 1987 to 1990. Mr. Howard also served as Director of Operations for HPN from 1986 to 1987, and was an HMO Project Manager for the Company in 1986.

  Michael A. Montalvo was appointed Vice President of Marketing and Sales in 1993. In 1994, he also assumed responsibility for the Company's underwriting department. Prior to joining the Company, he held several positions, including Sales Director, for The Travelers, an insurance company in southern California, from 1991 to 1993, and Senior Vice President for Managed Health Network, an employee assistance program and managed care mental health company, from 1990 to 1991. From 1986 to 1990, he was employed by Equicor, Inc., an employee benefits company, where he was in charge of the California sales and marketing efforts with respect to managed care indemnity, preferred provider organization and HMO products. From 1963 to 1986, Mr. Montalvo also held various positions with The Equitable Life Insurance Company, ultimately becoming the financial officer responsible for underwriting, contracts, proposals and management information systems for the western and west-central regions.

  Marie H. Soldo joined the Company in 1984 as Vice President of Planning and Development. In 1988, she was appointed Vice President of Government Affairs and Special Projects, and in 1997 she was appointed Executive Vice President of Government Affairs and Special Projects. From 1981 to 1984, Ms. Soldo was a Branch Chief in the Division of Qualification, Office of Health Maintenance Organizations, U.S. Department of Health and Human Services in Rockville, Maryland. Her responsibilities included evaluating applications for HMO qualification and directing the development of qualification standards for HMO and other health plans seeking contracts with the Health Care Financing Administration. From 1978 to 1981, Ms. Soldo was a Regional HMO Program Consultant for the U.S. Department of Health and Human Services in San Francisco, California where she was responsible for promoting HMO development, monitoring operations and funding developing HMOs in the region.

  James L. Starr was appointed Senior Vice President, Chief Financial Officer and Treasurer of the Company in 1997. Prior to that, he served as Vice President of Finance, Chief Financial Officer and Treasurer since 1994, as Assistant Vice President and Controller beginning in November 1993, and as Director of Finance and Corporate Controller from the time he joined the Company in 1989. Prior to joining the Company, Mr. Starr was a Senior Accountant at Deloitte & Touche LLP (formerly Deloitte Haskins & Sells) in Las Vegas from 1987 to 1989, and was employed by Arthur Andersen & Company in Los Angeles from 1985 to 1987. Mr. Starr is a Certified Public Accountant and a member of the American Institute of Certified Public Accountants and the Nevada State Society of Certified Public Accountants. Mr. Starr tendered his resignation from the Company in February and his last day of employment is scheduled to be June 4, 1998.

  Notwithstanding anything to the contrary regarding the incorporation by reference of future filings--including this Proxy Statement, in whole or in part--in any of the Company's previous filings under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended (the "1934 Act"), the following report and the Comparative Stock Performance Graph on page 12 shall not be incorporated by reference into any such filings.

COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

  The Compensation Committee of the Board of Directors (the "Committee"), which is composed entirely of non-employee directors, is responsible for developing and making recommendations to the Board with respect to the Company's compensation policies. In addition, the Committee has the authority to determine the annual compensation to be paid to the Chief Executive Officer ("CEO") and the Company's other executive officers. The two non-employee directors who serve on the Committee also serve as the Company's Stock Plan Committee, which administers the Company's stock-based incentive compensation plans.

  The fundamental objectives of the Company's executive compensation programs are: 1) to attract and retain superior individuals critical to the long-term success of the Company; 2) to promote the achievement of the Company's annual and long-term strategic goals; 3) to reward performance; and 4) to tie executives' interests to the success of the Company to further encourage their efforts to increase value to stockholders.

  To meet these objectives, the Company's executive compensation program currently is structured to include base salary, annual bonus, long-term incentive compensation in the form of stock options, and certain retirement, severance, and insurance benefits, as well as various other benefits that are generally available to all employees of the Company, including medical, retirement, and employee stock purchase plans.

  In implementing the Company's compensation programs, the Committee's general policy is to consider any significant effects of Section 162(m) of the Internal Revenue Code. Section 162(m), under certain circumstances, disallows a public company's tax deduction for certain compensation paid to the chief executive officer and the four other most highly compensated executive officers in excess of $1 million in any tax year. Compensation that qualifies as "performance-based" compensation is excluded from the $1 million deductibility cap, and therefore remains fully deductible. At the time the Committee structured annual incentive compensation for 1997, it did not appear likely that any executive would receive compensation subject to a loss of deductibility under Section 162(m). The mid-year adjustment to Dr. Marlon's base salary, as discussed below, together with the structure of the Company's annual incentive program in place for 1997 and the strong performance of the Company in 1997, resulted in a portion of Dr. Marlon's compensation being non-deductible under Section 162(m). In response to this development, the Board of Directors has amended the 1995 Long-Term Incentive Plan to authorize annual incentive awards in 1998 and later years which should qualify as "performance-based" compensation under Section 162(m) of the Code. This amendment is subject to approval of the Company's stockholders at the 1998 Annual Meeting. See "ITEM NO. 2--APPROVAL OF AMENDMENT TO THE 1995 LONG-TERM INCENTIVE PLAN." In addition, since 1995, the Company has taken steps to ensure that stock options should qualify as "performance-based" compensation not subject to a loss of deductibility, because the amount and timing of compensation that may be realized upon exercise of options cannot be predicted. To this end, options have been and generally will be granted with an exercise price per share at least equal to 100% of fair market value of a share of underlying stock at the date of grant, thereby meeting one of the requirements to qualify as "performance-based" compensation. In all cases, however, other technical requirements must be met in order for compensation to qualify as "performance-based," so there can be no assurance that compensation in excess of $1 million paid in the future to any executive officer will be in all cases fully deductible under Section 162(m). In addition, preserving deductibility under
Section 162(m) is only one of the Committee's considerations in implementing the Company's executive compensation program, and generally is not the most important consideration. The Committee (or the Board of Directors) may conclude that compliance with Section 162(m) in connection with a given compensation program interferes with more important objectives of the Company and imposes burdens or costs which outweigh the benefit of preserving full tax deductibility under Section 162(m).

 TOTAL COMPENSATION LEVELS

  The Committee intends that an executive officer's targeted compensation will represent above-average compensation as compared to organizations that compete with the Company for executive talent. In this way, the Company's executive compensation program can promote long-term service by executives, reduce the risk that talented and experienced executives will be recruited away from the Company, and reward outstanding performance. To accomplish this, the Committee intends that targeted annual cash compensation will approximate average compensation payable by comparable companies, with long-term incentive compensation providing potentially above-average compensation when performance exceeds competitive levels, based primarily on growth in the value of shares of the Company's stock. During 1997, the Company engaged the services of a compensation consulting firm, Compensation Resource Group, Inc. ("CRG") to review its executive compensation program and to survey comparable healthcare companies and published industry averages to help the Committee assess the implementation of its policies. As discussed below, CRG concluded, in a report presented to the Committee in May 1997, that the Company's compensation program, viewed in light of the Company's good performance, provided compensation and benefits at below-average levels and below the levels necessary to conform to the Committee's overall compensation policy as described above. The Committee implemented a number of significant changes to the compensation program in 1997 in order to conform the program to the overall policy.

 CASH COMPENSATION

  In its May 1997 report, CRG concluded that, with few exceptions, base salaries and annual incentives for executive officers were below competitive ranges, taking into account the Company's profit margins and other measures of performance in comparison to comparable companies. Accordingly, the Committee concluded in May 1997 to make a substantial upward adjustment to salaries of many executive officers. Because annual incentives are potentially payable in amounts based on a percentage of salary, the May 1997 adjustment had the effect of increasing the target annual incentive award for an executive whose salary was raised. In December of each year, the Committee reviews the CEO's base salary and sets the amount for the following year by considering competitive compensation data, the Committee's subjective assessment of the CEO's past performance, and the Committee's expectation of the CEO's future contributions to the Company. For the other executive officers, the Committee sets a permissible range of increase in salary from the previous year and allows the CEO to set actual salaries within those parameters based on each officer's individual performance and achievement of both company and individual goals. For all executives, the Committee also considered the Company's policy governing annual salary increases for employees generally. Under this policy, most executives' salaries for 1997 were adjusted in December 1996, and salaries for 1998 were adjusted in December 1997, in each case in amounts of approximately three percent.

  The annual incentive bonus payment for the CEO and the other executive officers under the Company's Cash Bonus Program is intended to reward key employee performance for assisting the Company in achieving financial success and maximizing stockholder value. For 1997, the Committee determined that annual incentive bonuses would be payable based on achievement of a targeted level of earnings per share. This was in contrast to 1996, when the Committee did not authorize payment under the Cash Bonus Program. Achievement of such targeted level was necessary in order to fund the bonus pool, from which annual incentive bonuses would be paid out. Based on job position, eligible employees are placed into specific categories, each of which is entitled to a payout from the bonus pool up to a maximum amount, expressed as a percentage of base salary. The Committee set the target annual incentive for the CEO at a higher percentage of base salary than for the other executive officers, in line with industry practice and consistent with the Committee's view that Company performance more closely reflects the CEO's individual performance. The following bonus categories applied in 1997: Category I, for the CEO, has a bonus potential of 100% of base salary; Category IA, for the President, which was approved by the Board of Directors on November 12, 1997, has a bonus potential of 75% of base salary, Category II, for Senior Management, has a bonus potential of 50% of base salary; Category III, for corporate vice presidents and subsidiary presidents, has a bonus potential of 30% of base salary; and Category IV, for all other eligible employees in the bonus pool, has a bonus potential of 20% of base salary. Other than the CEO who is in Category I, and the President, who is in Category IA, all of the executive officers named in the Summary Compensation Table are in Category II. In 1997, the Company's earnings per share reached the targeted level necessary to fund the annual incentive pool, so annual incentive bonuses were paid to executive officers under the bonus program.

  The Committee has retained authority to grant bonuses apart from the Cash Bonus Program described above. With respect to executives other than the CEO, the Committee has authorized the CEO and/or the President to make recommendations regarding such bonuses. In the case of unallocated amounts in the bonus pool resulting from outstanding performance well in excess of targeted levels, such bonuses may be paid to those employees who have demonstrated a high level of service, particularly in projects requiring extraordinary efforts of management and projects which result in non-budgeted profitable top-line growth. For 1997, the Committee authorized special one-time project bonuses to certain executive officers in recognition of extraordinary efforts of those executives on projects relating to possible business combinations and in securing the CHAMPUS contract, which contract has potential to contribute significantly to the profitable growth of the Company.

 STOCK-BASED COMPENSATION

  The long-term stock-based incentive plans offered by the Company are designed to tie the officers' interests directly to those of the stockholders. As stated above, the Committee intends that such plans will provide compensation opportunities, resulting from growth in share value, that are potentially above industry averages. For 1997, such long-term incentives were provided under the 1995 Long-Term Incentive Plan (the "1995 Plan"), approved by stockholders in 1995. Although the 1995 Plan authorizes the Stock Plan Committee to use a range of long-term incentive devices to motivate, attract, and retain high quality executive talent, for 1997 the Stock Plan Committee adhered to the practice of granting stock options based on the conclusion that options directly link compensation to appreciation in share value from the date of grant onward and do so at lower cost than other types of awards. In determining the size of the 1997 awards, the Stock Plan Committee considered the individual's past and current performance, compliance with stock ownership requirements under the Executive Stock Ownership Plan, and subjective factors; the Stock Plan Committee did not assign any particular weighting to these considerations. The Executive Stock Ownership Plan requires that certain stock ownership levels be reached and maintained by executive officers of the Company over a three-year period starting in 1995. Executives other than the CEO and the President are required to acquire stock or hold vested stock options equal in value to the executive's 1995 base salary. The CEO and the President are required to maintain stock ownership (determined on the same basis) equal in value to four times and two times such executive's 1995 base salary, respectively. Currently, the senior executives' ownership exceeds the requirements of the Ownership Plan.

 OTHER BENEFITS

  As discussed above, the Committee determined in 1997 to bring the level of Company benefits in line with those of other publicly traded companies which are generally comparable. These changes in benefits, made available to the executives named in the Summary Compensation Table and selected other executives, include (i) participation in a new defined benefit program for executives, as described below under the caption "Supplemental Executive Retirement Plan" (ii) enhanced severance benefits under revised employment agreements, as described below under the caption "Employment Contracts and Termination of Employment and Change of Control Arrangements"; (iii) payment to a defined contribution plan of two percent of annual compensation (including compensation resulting from option exercises), to the extent such contribution cannot be made under the Profit Sharing/401(k) Plan due to limitations under federal tax laws, as an employer contribution under the Company's Deferred Compensation Plan; and (iv) provision of benefits under split-dollar life insurance policies. The Committee determined to revise executive officers' employment agreements to promote stability in the ranks of management, and in keeping with the effort to provide competitive types and levels of benefits to executives. The split-dollar life insurance policies provide a death benefit to an executive's beneficiary, in the case of the executive's death while employed by the Company, equal to three times annual compensation (defined as salary plus annual incentive equal to 50% of salary), and a death benefit, in the case of death after the executive is no longer employed by the Company, equal to 1.5 times such final annual compensation, reduced, in each case, by an amount to be paid to the Company out of the proceeds of the policy intended to equal the aggregate premiums paid on the policy by the Company. Such policies are also designed to build a cash value, over a period of approximately 15 years, which will provide a surrender value
(i) sufficient to repay the Company the aggregate premiums paid by the Company plus (ii) an amount, payable to the executive, equal to 1.666 times the amount needed to provide to the executive paid-up insurance providing the post-termination death benefit for an additional period of 20 years.

 CEO COMPENSATION

  In December 1996, the Committee voted to set Dr. Marlon's 1997 base salary at $450,883, a three percent increase over the prior year. In May, 1997, based on a compensation survey and related information provided by CRG, the Committee determined that a competitive adjustment of the CEO's salary was appropriate, raising it to $600,000 per year. In December 1997, the Committee set the CEO's 1998 base salary at $630,000, a five percent increase. The annual incentive bonus pool for 1997 was funded upon reaching a specified target level of earnings per share. Accordingly, an annual incentive bonus of $600,000 was paid to Dr. Marlon, together with an additional merit bonus of $18,000. In addition, the Committee approved a special one-time project bonus of $175,000 for the CEO, in recognition of his leadership and extraordinary efforts on projects relating to possible business combinations and in securing the CHAMPUS contract. Finally, in keeping with the Committee's view that a significant portion of compensation should be tied to the Company's future performance, a component of compensation which should offer above-average compensation opportunities tied to growth in share value, Dr. Marlon was granted 25,000 stock options in November 1997 under the 1995 Plan. Such options have a stated term of five years, and an exercise price per share equal to 100% of the fair market value per share on the date of grant. As stated above, this grant was made by the Stock Plan Committee based on its consideration of Dr. Marlon's past and current performance and demands upon him, and subjective factors, without assigning a particular weighting to these considerations.

  The tables which follow, and the accompanying narrative and footnotes, reflect the decisions covered by the above discussion.

                  THOMAS Y. HARTLEY        WILLIAM J. RAGGIO

                         COMPARATIVE STOCK PERFORMANCE

  The graph below compares the cumulative total stockholder return on the Common Stock of the Company for the last five fiscal years with the cumulative total return on the S&P Composite Index and a group of peer companies over the same period (the "1997 Peer Group") and a group of peer companies used for comparative purposes in the Company's 1996 Proxy Statement (the "1996 Peer Group") (assuming the investment of $100 in the Company's Common Stock, the S&P Composite Index, the 1996 Peer Group and the 1997 Peer Group on December 31, 1992, and reinvestment of all dividends).

               COMPARISON OF FIVE YEAR CUMULATIVE TOTAL RETURN*
           AMONG SIERRA HEALTH SERVICES, INC., THE S & P 500 INDEX,
                  THE 1997 PEER GROUP AND THE 1996 PEER GROUP

                        PERFORMANCE GRAPH APPEARS HERE

Measurement Period           SIERRA HEALTH  1997         1996        S&P
(Fiscal Year Covered)        SERVICES, INC. PEER GROUP   PEER GROUP  500
-------------------          -------------  ----------    ---------- -----
Measurement Pt-  12/92       $100           $100         $100        $100
FYE   12/93                  $102           $170         $129        $110
FYE   12/94                  $146           $217         $160        $112
FYE   12/95                  $147           $296         $230        $153
FYE   12/96                  $114           $237         $194        $189
FYE   12/97                  $155           $199         $155        $252

* $100 INVESTED ON 12/31/92 IN STOCK OR INDEX--
  INCLUDING REINVESTMENTS OF DIVIDENDS.
  FISCAL YEAR ENDING DECEMBER 31.
--------

  The 1997 Peer Group is comprised of the following companies: Foundation Health Corporation, Coventry Corp., United Healthcare Corporation, Oxford Health Plans, Pacificare Health Systems, Inc., Maxicare Health Plans, Inc., Mid Atlantic Medical Services, Inc. and Humana, Inc. The 1997 Peer Group is comprised of the same companies as the 1996 Peer Group except (i) FHP International Corporation, Healthsource, Inc., and Physician Corporation of America were removed because they were acquired by Pacificare, Cigna and Humana, respectively, and (ii) to compensate for the subtraction of those three companies, Maxicare Health Plans, Inc., Mid Atlantic Medical Services, Inc., and Humana, Inc. were added to the 1997 Peer Group. The 1996 Peer Group was comprised of the following companies: Foundation Health Corp., Coventry Corp., FHP International Corp., United Healthcare Corp., Oxford Health Plans, Inc., Pacificare Health Systems, Inc., Healthsource, Inc., and Physician Corporation of America.

COMPENSATION OF EXECUTIVE OFFICERS

  The following table sets forth information concerning the annual and long-term compensation for services in all capacities to the Company for the fiscal years ended December 31, 1997, 1996 and 1995, of (a) the Chief Executive Officer during the 1997 fiscal year, and (b) each of the four most highly compensated executive officers, other than the Chief Executive Officer, for the 1997 fiscal year (hereinafter collectively referred to as the "named executives"):

                          SUMMARY COMPENSATION TABLE

                                                                     LONG TERM
                                                                   COMPENSATION
                                                               ---------------------
                                    ANNUAL COMPENSATION           AWARDS    PAYOUTS
                               -----------------------------   ------------ --------
                                                                SECURITIES
                                                OTHER ANNUAL    UNDERLYING    LTIP    ALL OTHER
        NAME AND                SALARY   BONUS  COMPENSATION   OPTIONS/SARS PAYOUTS  COMPENSATION
   PRINCIPAL POSITION     YEAR ($)(/1/)   ($)       ($)          (#)(/2/)   ($)(/3/)   ($)(/4/)
   ------------------     ---- -------- ------- ------------   ------------ -------- ------------
Anthony M. Marlon, M.D..  1997 542,784  793,000       -0-         25,000        -0-    119,837(/5/)
 Chairman, Chief          1996 437,750      -0-       -0-         25,000        -0-      7,750
  Executive Officer       1995 425,000  512,750       -0-        125,000    171,250      7,620

Erin E. MacDonald.......  1997 361,823  437,000       -0-         20,000        -0-    119,904(/6/)
 President, Chief         1996 291,748      -0-       -0-         20,000        -0-      7,750
  Operating Officer       1995 283,250  175,498       -0-        115,000    171,250      7,620

Laurence S. Howard......  1997 292,515  197,280    17,766(/8/)    10,000        -0-     90,587(/7/)
 Senior Vice President,   1996 185,192   10,038       -0-          8,000        -0-     26,177
 HMO & Ins. Operations    1995 174,222   85,400       -0-         95,000        -0-      7,620

Frank E. Collins........  1997 201,790  206,600       -0-         15,000        -0-     39,001(/9/)
 Exec. Vice President,    1996 154,327      -0-       -0-         15,000        -0-      7,750
 Secretary & Gen.         1995 151,715   91,500       -0-        110,000     85,625      7,620
  Counsel

James L. Starr(/10/)....  1997 195,763  209,250       -0-         15,000        -0-     30,781(/11/)
 Senior Vice President,   1996 144,038   11,880       -0-         15,000        -0-      7,750
 Chief Financial Officer  1995 140,210   86,200       -0-        110,000        -0-      7,620
 & Treasurer

--------
(1) Amounts shown include cash compensation earned and received by the named executives as well as amounts earned but deferred at the election of those officers.

(2) The numbers represent shares underlying options. No stock appreciation rights ("SARs") were granted or outstanding during the periods covered by the table.

(3) "LTIP" means long-term incentive plan. The numbers reflect satisfaction of the Company's payment obligation with respect to vested share units under the Company's Capital Accumulation Plan.

(4) The amounts reflected as compensation to executives resulting from split-dollar insurance policies purchased in 1997 are calculated based on regulations of the Securities and Exchange Commission. The regulations require compensation to be calculated on the assumption that most of the premiums paid by the Company represent a long-term, no-interest loan to the executive. This assumption results in high compensation expense being shown in early years of the expected life of each policy and lower expense in later years, while in fact the cash surrender value of such a policy to the executive is very low in the early years and higher only in the late years. Moreover, the amounts reflected as compensation to the named executives from such policies substantially exceed the Company's compensation expense resulting from such policies, which for 1997 totaled $22,180.

(5) This amount includes $7,950, which was contributed by the Company to the Company's Profit Sharing/401(k) Plan and Trust (the "401(k) Plan") on behalf of Dr. Marlon. The 401(k) Plan is the primary retirement vehicle available to the Company's employees. Also included in this amount is $23,851, which represents a defined contribution under the Deferred Compensation Plan of 2% of annual compensation to the extent such contribution cannot be made under the 401(k) Plan due to limitations under federal tax laws (the "Restoration Contribution"). Also included is $88,036, which represents compensation from a split-dollar life insurance policy.

(6) This amount includes $7,950, which was contributed by the Company to the Company's 401(k) Plan on behalf of Ms. MacDonald; $21,790, which was a Restoration Contribution; and $90,164, which represents compensation from a split-dollar life insurance policy.

(7) This amount includes $7,950, which was contributed by the Company to the Company's 401(k) Plan on behalf of Mr. Howard; $6,997, which was a Restoration Contribution; $20,662, which represents compensation from a split-dollar life insurance policy; and $54,978, which represents relocation costs incurred by Mr. Howard at the request of the Company.

(8) This amount represents reimbursement for certain taxes and other expenses associated with Mr. Howard's relocation at the request of the Company.

(9) This amount includes $7,950, which was contributed by the Company to the Company's 401(k) Plan on behalf of Mr. Collins; $10,487, which was a Restoration Contribution; and $20,564, which represents compensation from a split-dollar life insurance policy.

(10) Mr. Starr has tendered his resignation from the Company. His last day of employment is scheduled to be June 4, 1998.

(11) This amount includes $7,950, which was contributed by the Company to the Company's 401(k) Plan on behalf of Mr. Starr; $5,955, which was a Restoration Contribution; and $16,876, which represents compensation from a split-dollar life insurance policy.

STOCK OPTIONS

  The following table contains information concerning the grants of stock options to the named executives during fiscal year 1997:

                               OPTION/SAR GRANTS IN FISCAL YEAR 1997

                                                                              POTENTIAL REALIZABLE
                                          INDIVIDUAL GRANTS                    VALUE AT ASSUMED
                         ----------------------------------------------------   ANNUAL RATES OF
                            NUMBER OF      % OF TOTAL                             STOCK PRICE
                           SECURITIES     OPTIONS/SARS                         APPRECIATION FOR
                           UNDERLYING      GRANTED TO  EXERCISE OR               OPTION TERM
                          OPTIONS/SARS    EMPLOYEES IN BASE PRICE  EXPIRATION --------------------
NAME                     GRANTED(#)(/1/)      1997     ($/SH)(/2/)    DATE     5%($)     10%($)
----                     ---------------  ------------ ----------- ---------- ------- ------------
Anthony M. Marlon,
 M.D. ..................     25,000           8.72%       36.75     11/11/03  312,463      708,872
Erin E. MacDonald.......     20,000           6.97        36.75     11/11/03  249,970      567,097
Laurence S. Howard......     10,000           3.49        36.75     11/11/03  124,985      283,549
Frank E. Collins........     15,000           5.23        36.75     11/11/03  187,478      425,323
James L. Starr..........     15,000(/3/)      5.23        36.75     11/11/03  187,478      425,323



--------
(1) All awards were non-qualified stock options granted pursuant to the Company's 1995 Long Term Incentive Plan (the "1995 Plan"). No stock appreciation rights were granted with the above awards. Upon a change of control of the Company, as defined in the 1995 Plan, the vesting of the options shall be automatically accelerated, so that the options outstanding at the time of such change of control will be immediately exercisable; provided, however, that the Stock Plan Committee administering the 1995 Plan may exclude a change of control transaction from the foregoing provisions and permit the option to continue to vest in accordance with its original terms. In addition, the options shown above shall terminate and may no longer be exercised if the respective optionee ceases to be an employee or director of the Company, except certain post-termination exercise periods are permitted in the case of death, disability, or other involuntary termination except for a termination for "cause." The options together with certain gains realized upon exercise of the options during a specified period will be subject to forfeiture if the optionee engages in certain acts in competition with the Company, misuses proprietary information of the Company, or fails to assist the Company in litigation. Cashless withholding to satisfy tax obligations may be permitted by the Stock Plan Committee. These Options were granted on November 12, 1997 and vest and are exercisable at the rate of 20% per year starting with the first anniversary date of the grant and expire not later than six years after grant.

(2) All options were granted at an exercise price equal to the fair market value of the Company's Common Stock on the option grant date. The exercise price may be paid by the optionee in cash or by check, except that the Stock Plan Committee may, in its discretion, allow such payment to be by surrender of unrestricted shares of the Company's Common Stock (at their fair market value on the date of exercise), or by a combination of cash, check and unrestricted shares.

(3) Mr. Starr has tendered his resignation from the Company. His last day of employment is scheduled to be June 4, 1998. At that time, all of his options which are not then exercisable will be canceled.

OPTION EXERCISES AND HOLDINGS

  The following table provides information with respect to the named executives concerning the exercise of options during the fiscal year ended December 31, 1997 and unexercised options held as of December 31, 1997:

                AGGREGATED OPTION/SAR EXERCISES IN FISCAL 1997
                          AND YEAR-END OPTION VALUES

                                                           NUMBER OF
                                                           SECURITIES             VALUE OF
                                                           UNDERLYING           UNEXERCISED
                                                          UNEXERCISED           IN-THE-MONEY
                                                          OPTIONS/SARS          OPTIONS/SARS
                              SHARES                      AT FY-END(#)          AT FY-END($)
                            ACQUIRED ON      VALUE        EXERCISABLE/          EXERCISABLE/
   NAME                     EXERCISE(#) REALIZED($)(/1/) UNEXERCISABLE       UNEXERCISABLE(/2/)
   ----                     ----------- ---------------- --------------      ------------------
   Anthony M. Marlon,
    M.D. ..................    4,000         99,563      95,250/120,750       933,406/797,344
   Erin E. MacDonald.......   42,000        621,588      75,000/126,000       554,500/898,750
   Laurence S. Howard......    1,200         22,325       70,225/71,775       712,891/541,359
   Frank E. Collins........   18,000        325,063       61,250/89,250       486,156/629,531
   James L. Starr..........   22,900        390,225       38,850/67,450(/3/)  292,381/437,231(/3/)

--------
(1) Represents market price at exercise date less exercise price.

(2) Based on the closing price of the Common Stock on December 31, 1997, which was $33.625, minus the exercise price of the option. There is no guarantee that if and when these options are exercised they will have this value.

(3) Mr. Starr has tendered his resignation from the Company. His last day of employment is scheduled to be June 4, 1998. At that time, all of his options which are not then exercisable will be canceled.

EMPLOYMENT CONTRACTS AND TERMINATION OF EMPLOYMENT AND CHANGE OF CONTROL ARRANGEMENTS

  The Company entered into new employment agreements with its Chief Executive Officer and other executive officers, effective in November 1997. The term of employment covered by the agreements is five years for the CEO and the President, and ranges from one to four years for other executive officers. Under the agreements, an executive may voluntarily terminate employment upon 60 days' notice. The Company may terminate an executive's employment, with or without cause, in accordance with the Company's usual policies and procedures. The agreements provide that, in the event of a termination by the Company without cause, a severance payment will be paid in the amount of 24 months' salary to the CEO, 18 months' salary to the President, and amounts ranging up to 12 months' salary to other executives. In addition, in the case of any termination of employment other than for cause, the Company will provide health care benefits for a period equal to the length of the executive's service or until the executive is eligible for Medicare, whichever occurs first. The agreements provide that, for senior executives, a disability must continue for at least 12 months before the Company may terminate an executive's employment. In the event of a change in control of the Company, the CEO will be entitled to terminate employment and receive a payment equal to four times his salary and target annual incentive. For executives other than the CEO, if a change in control is not approved by the Board of Directors, or if a change in control is approved by the Board but within two years thereafter the executive is terminated without cause, demoted, provided reduced compensation or required to relocate, the executive will be entitled to receive a payment equal to a multiple of salary and target annual incentive; such multiple will be four times in the case of the President, approximately three times in the case of other senior executives, and lower multiples for less senior executives. In addition, if "golden parachute" excise taxes apply to compensation paid by the Company, the Company will provide a gross-up payment sufficient to cause the after-tax value of the compensation and the gross-up payment to the executive to be the same as if no such excise had applied. The employment agreements contemplate annual adjustments in compensation based on job duties, performance goals and objectives, and other reasonable standards deemed appropriate by the Committee. The agreements restrict executives' use and disclosure of confidential information, interference with the Company's business relationships, and competition with the Company, including a prohibition, for a one-year period following any termination of employment, on the executive working for a competitor which operates in Nevada.

  As described in footnote 1 to the table entitled Option/SAR Grants In Fiscal Year 1997, under certain circumstances the exercisability of options granted to named executives is accelerated in the event of certain changes in control of the Company.

SUPPLEMENTAL EXECUTIVE RETIREMENT PLAN

  In 1997, the Company's Board of Directors adopted the Supplemental Executive Retirement Plan (the "Supplemental Plan"), which provides retirement benefits for selected executive officers. Under the Supplemental Plan, each executive selected for participation generally will be entitled to receive annual payments, following retirement, disability, and certain other terminations of employment, for a 15-year period, equal to 3.75% of his or her "final average compensation" (as defined) for each year of service credited to the executive up to 20 years, reduced by an amount equal to the annualized payout over a 15-year period that would be payable to the executive as a result of Company contributions under the 401(k) Plan and the Deferred Compensation Plan (but not reduced for social security payments or other offsets). An executive's right to benefits under the Supplemental Plan vests when five years of service have been credited or earlier upon the executive's death or disability or upon occurrence of a change in control (defined in the same way as under other compensatory plans). Upon the death of the executive, benefits will be payable for the 15-year period to the executive's beneficiary. Benefits will begin after retirement at or after age 65, a termination at or after age 55 and ten years of credited service, or a termination due to disability, and benefits will begin, in the case of other terminations (except a termination for "cause" (as defined)) prior to a change in control, at the later of termination or the date the executive would have completed ten years of service but for the termination.

  The following table shows the approximate amounts of annual retirement income that would be payable under the Supplemental Plan to executives covered by it based on various assumptions as to final average compensation and years of service, assuming benefits are paid out over 15 years:

                    ESTIMATED ANNUAL BENEFITS BASED ON CREDITED
                                YEARS OF SERVICE OF
                    --------------------------------------------

     FINAL AVERAGE
     COMPENSATION   5 YEARS  10 YEARS 15 YEARS 20 YEARS 30 YEARS
     -------------  -------- -------- -------- -------- --------
     $  200,000     $ 34,875 $ 69,750 $104,625 $139,500 $139,500
        400,000       67,500  135,000  202,500  270,000  270,000
        600,000      101,250  202,500  303,750  405,000  405,000
        800,000      135,000  270,000  405,000  540,000  540,000
      1,000,000      163,125  326,250  489,375  652,500  652,500
      1,200,000      195,750  391,500  587,250  783,000  783,000

  Final average compensation generally means the average of the three highest years of compensation out of the last five years, with compensation being generally the amounts reported as salary and bonus in the Summary Compensation Table.

  Each of the executives named in the Summary Compensation Table above has been selected for participation in the Supplemental Plan. The credited years of service for such named executives is as follows: Dr. Marlon, 20 years; Ms. MacDonald, 20 years; Mr. Howard, 14 years; Mr. Collins, 15 years; Mr. Starr, 12 years. An additional year of service will be credited in the event of a termination within six years after a change in control, and the year of service for the year of the change in control will be deemed completed at the time of the change in control. An executive's or beneficiary's benefits are payable in a lump sum in certain circumstances, including following a change in control.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

  The members of the Compensation Committee are two of the non-employee directors, Messrs. Hartley and Raggio.

  Mr. Raggio is a senior partner of Jones-Vargas, a Nevada law firm which during 1997 rendered legal services to the Company.

DIRECTOR COMPENSATION

  Directors who are not officers of the Company are paid $18,000 per annum, plus a $1,000 meeting fee for meetings attended, including committee meetings of the Board. This policy applies to Messrs. Raggio, Ruthe and Hartley.

  The 1995 Non-Employee Directors' Stock Plan, as amended (the "Directors' Plan") provides for an automatic grant to each non-employee Director of an option to purchase 5,000 shares of Common Stock. Such grants are made automatically on the date on which a person is first elected to the Board of Directors and on each January 20 thereafter (unless the initial grant occurred within the previous six months). The options' exercise price per share is equal to the fair market value of a share on the date of grant. Such options become exercisable as to 20% of the underlying shares on each of the first five anniversaries of the date of grant, or immediately if the Director ceases to serve due to death or disability, at the date six months prior to the expiration of the director's term if the director continues to serve through such date and will reach age 75 before the expiration of the term, or immediately upon a change of control more than six months after grant. The options expire at the earliest of ten years after grant, one year after the optionee ceases to serve as a Director due to death, disability or retirement or six months after the optionee ceases to serve as a Director for any other reason (the post-termination period is extended for up to one year if the optionee dies during the period). Options not exercisable at or before the time a Director ceases to be a Director are canceled. The Directors' Plan also permits a non-employee Director to elect to forego cash fees that are otherwise payable and receive instead the equivalent value in shares of Common Stock or credits of "deferred stock" that will be settled at a future date by issuance of Common Stock. During 1997, the Board voted to increase the number of options granted on an annual basis to the outside directors from 3,000 to 5,000. Messrs. Hartley, Raggio and Ruthe abstained from voting on this matter.

  During 1997, Mr. Ruthe also received $6,700 as director's fees for his service as Chairman of the Board of HPN.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

  For information concerning Certain Related Transactions with respect to Mr. Raggio, a Director of the Company, please refer to "Compensation Committee Interlocks and Insider Participation."

  In late 1996, in anticipation of the closing of a corporate transaction by March 31, 1997, the Company asked Mr. Laurence S. Howard, its Senior Vice President, to relocate with his family to Florida. Consequently, Mr. Howard purchased a home with a shared equity arrangement wherein the Company paid the 20% down payment, plus closing costs, totaling $144,896. The Company also agreed to reimburse him for certain improvements made during the first year and other expenses. Mr. Howard's contribution was a note of $488,000 given to a mortgage lender plus a commitment to make mortgage payments. The equity was shared between the parties in proportion to their financial contribution. The parties agreed that because the transaction did not close, the Company would acquire Mr. Howard's interest and hold him harmless from all obligations. The Company subsequently sold the home in Florida and assisted Mr. Howard in reacquiring his home in Las Vegas at a total cost to the Company of $172,289.

ITEM NO. 2--APPROVAL OF AMENDMENT TO THE 1995 LONG-TERM INCENTIVE PLAN

REASONS FOR AMENDMENT AND STOCKHOLDER APPROVAL

  As discussed above in the "Compensation Committee Report on Executive Compensation" (the "Compensation Committee Report"), the Company's 1995 Long-Term Incentive Plan, as amended (the "1995 Plan"), is an important means by which the Company ties executive officers' compensation to the performance of the Company. To date, awards under the 1995 Plan for executive officers have been limited to stock options, although the Plan also authorizes a broad range of other awards, including performance awards, stock appreciation rights ("SARs") and other types of awards based on the Company's Common Stock (collectively, "Awards"). Annual incentive awards are not currently granted under the 1995 Plan, but instead are granted under the separate Cash Bonus Program.

  At the 1998 Annual Meeting, the Company's stockholders will be asked to approve an amendment to the 1995 Plan which will make two significant changes. First, the amendment will add 900,000 shares to the number of shares currently reserved for issuance under the 1995 Plan. Second, the amendment will broaden the authority to grant performance-based awards under the Plan, so that cash-denominated annual incentive awards which should qualify as "performance-based" compensation under Section 162(m) of the Internal Revenue Code (the "Code") can be granted. Section 162(m) limits the deductions a publicly held company can claim for compensation in excess of $1,000,000 paid to certain executive officers (generally, the officers who are "named executive officers" in the summary compensation table in the company's proxy statement). "Performance-based" compensation is not counted against the $1 million deductibility cap.

  The Board of Directors and the Compensation and Stock Plan Committees (the "Committees") believe that attracting and retaining executives and other key employees of high quality is essential to the Company's growth and success. Important advantages to the Company are gained by a comprehensive compensation program which may include different types of incentives for motivating employees of the Company and rewards for outstanding service. In particular, stock options have been and will continue to be an important element of compensation for executives and other employees, because such Awards enable such persons to acquire or increase their proprietary interest in the Company, thereby promoting a closer identity of interests between them and the Company's stockholders. Such Awards also provide an increased incentive for the recipient to expend his or her maximum efforts for the success of the Company's business.

  The Board and the Committees also intend that the Company's ability to claim tax deductions for compensation paid should be preserved to the greatest extent practicable. Therefore, the Company is seeking stockholder approval of the material terms of annual incentive awards to named executives under the 1995 Plan, in order to meet a key requirement for such awards to qualify as "performance-based" compensation under Section 162(m) of the Code. If the amendment is approved by stockholders, annual incentive awards granted under the 1995 Plan will be payable only upon achievement of pre-established levels of earnings per share for the year or other specified performance goals (subject to such additional requirements and terms as the Committee may establish). The Board and Committees believe that such annual incentive awards have and will continue to provide strong motivation to executives to achieve performance objectives set by the Compensation Committee, and thereby place strong emphasis on the building of value for all stockholders.

  For purposes of Section 162(m), approval of the amendment to the 1995 Plan will be deemed also to include approval (or, in the case of terms originally included in the 1995 Plan, re-approval) of the eligibility of executive officers and other employees to participate in the 1995 Plan, the annual per-person limitations described below under the caption "Shares Available and Award Limitations," and the general business criteria upon which performance objectives for performance awards, including annual incentive awards, are based, described below under the caption "Performance-Based Awards" and "Annual Incentive Awards." Because stockholder approval of general business criteria, without specific targeted levels of performance, qualifies performance awards and annual incentive awards for a period of approximately five years, stockholder approval of such business criteria will meet the requirements under Section 162(m) until 2003. Stockholder approval of the performance goal inherent in stock options and SARs (increases in the market price of stock) is not subject to a time limit under Section 162(m).

DESCRIPTION OF THE 1995 LONG-TERM INCENTIVE PLAN, AS PROPOSED TO BE AMENDED

  The following is a brief description of the material features of the 1995 Plan, as proposed to be amended (the "Plan"). Such description is qualified in its entirety by reference to the full text of the Plan, a copy of which is attached to this Proxy Statement as Exhibit A.

  Shares Available and Award Limitations. Under the Plan, the number of shares of Common Stock reserved and available for awards will be 2,100,000 plus the number of shares reserved for the grant under two predecessor plans which have not been and will not be issued under those plans (approximately 415,000 shares). At December 31, 1997, 375,000 shares remained available for future grants of awards under the Plan. Shares subject to forfeited or expired Awards or to an Award that is settled in cash or is otherwise terminated without issuance of shares to the participant and shares withheld by or surrendered to the Company to satisfy withholding tax obligations or in payment of the exercise price of an Award will be deemed to remain available for Awards under the Plan. Shares delivered under the Plan may be either newly issued or treasury shares. On April 2, 1998, the last reported sale price of the Company's Common Stock on the composite tape for New York Stock Exchange-listed securities was $39.75 per share.

  In addition, the Plan includes a limitation on the amount of Awards that may be granted to any one participant in a given calendar year in order to qualify Awards as "performance-based" compensation not subject to the limitation on deductibility under Section 162(m) of the Code. Under this annual per-person limitation, no participant may in any year be granted stock-denominated Awards under the Plan with respect to more than 200,000 shares of Common Stock and no individual annual incentive award may be settled by payment of an amount that exceeds 4% of the Company's operating income for the year to which such annual incentive award relates. The Committee expects that annual incentive awards granted under the Plan, which will be limited to the named executive officers, will not in a given year, in the aggregate, exceed 10% of the Company's average annual pre-tax operating income for the five years ended December 31, 1997.

  Adjustments to the number and kind of shares subject to the share limitations and annual per-person limitations relating to stock-denominated Awards under the Plan are authorized in the event that a dividend or other distribution (whether in cash, shares, or other property), recapitalization, reclassification, stock split, reorganization, business combination, or other similar corporate transaction or event affects the Common Stock. The Committee is also authorized to adjust performance conditions and other terms of Awards in response to these kinds of events or to changes in applicable laws, regulations, or accounting principles, except that any adjustments to awards intended to qualify as "performance-based" must conform to requirements under
Section 162(m).

  Eligibility. Executive officers and other key employees of the Company and its subsidiaries, including any director who is also an executive officer or employee of the Company, and consultants to the Company and its subsidiaries and directors of subsidiaries, are eligible to be granted awards under the Plan. No member of the Committee is eligible to be granted awards under the Plan. At present, approximately 300 persons would be eligible for Awards under the Plan.

  Administration. The Plan will be administered by the Stock Plan Committee, in the case of Awards relating to stock, and by the Compensation Committee in the case of annual incentive awards, except that the Board may appoint any other committee to administer the Plan and may itself act to administer the Plan. (References to "Committee" below mean the committee or full Board exercising authority with respect to a given type of award.) Subject to the terms and conditions of the Plan, the Committee is authorized to select participants, determine the type and number of Awards to be granted and the number of Shares to which Awards will relate or the amount of an annual incentive award, specify times at which Awards will be exercisable or settled, including performance conditions that may be required as a condition thereof, set other terms and conditions of such Awards, prescribe forms of Award agreements, interpret and specify rules and regulations relating to the Plan, and make all other determinations which may be necessary or advisable for the administration of the Plan. Nothing in the Plan precludes the Committee from authorizing payment of other compensation, including bonuses based upon performance, to officers and employees, including the executive officers. The Plan provides that Committee members shall not be personally liable, and shall be fully indemnified, in connection with any action, determination, or interpretation taken or made in good faith under the Plan.

  Stock Options and SARs. The Committee is authorized to grant stock options, including both incentive stock options ("ISOs"), which can result in potentially favorable tax treatment to the participant, and non-qualified stock options, and SARs entitling the participant to receive the excess of the fair market value of a share on the date of exercise or other specified date over the grant price of the SAR. The exercise price of an option and the grant price of a SAR is determined by the Committee, but generally may not be less than the fair market value of the stock on the date of grant (except as described below). The maximum term of each option or SAR, the times at which each option or SAR will be exercisable, and provisions requiring forfeiture of unexercised options at or following termination of employment, generally are fixed by the Committee, subject to a restriction that no ISO, or SAR in tandem therewith, may have a term exceeding ten years. Options may be exercised by payment of the exercise price in cash, stock or other property (possibly including notes or obligations to make payment on a deferred basis) or by surrender of other outstanding awards, having a fair market value equal to the exercise price. Methods of exercise and settlement and other terms of SARs will be determined by the Committee. SARs granted under the Plan may include "limited SARs" exercisable for a stated period of time following a "change of control" of the Company, as discussed below.

  Restricted and Deferred Stock. The Committee is authorized to make Awards of restricted stock and deferred stock. Prior to the end of the restricted period, shares received as restricted stock may not be sold or disposed of by participants, and may be forfeited in the event of termination of employment. The restricted period generally is established by the Committee, but Restricted Stock must be forfeitable for at least three years in the event of the termination of the participant's employment under certain circumstances if the grant or lapse of restrictions is not conditioned upon achievement of a performance objective. An Award of restricted stock entitles the participant to all of the rights of a stockholder of the Company, including the right to vote the shares and the right to receive any dividends thereon, unless otherwise determined by the Committee. Deferred stock gives participants the right to receive shares at the end of a specified deferral period, subject to forfeiture of the Award in the event of termination of employment under certain circumstances prior to the end of a specified restricted period (which need not be the same as the deferral period). Prior to settlement, deferred stock Awards carry no voting or dividend rights or other rights associated with stock ownership, but dividend equivalents may be paid on such deferred stock.

  Other Stock-Based Awards, Bonus Stock, and Awards in lieu of Cash Obligations. The Plan authorizes the Committee to grant Awards that are denominated or payable in, valued in whole or in part by reference to, or otherwise based on or related to Common Stock. The Committee will determine the terms and conditions of such Awards, including the consideration to be paid to exercise Awards in the nature of purchase rights, the periods during which Awards will be outstanding, and any forfeiture conditions and restrictions on Awards. In addition, the Committee is authorized to grant shares as a bonus free of restrictions, or to grant shares or other Awards in lieu of the Company's obligations under other plans or compensatory arrangements, subject to such terms as the Committee may specify.

  Performance-Based Awards. The Committee may require satisfaction of pre-established performance goals, consisting of one or more business criteria and a targeted performance level with respect to such criteria, as a condition of Awards being granted or becoming exercisable or settleable under the Plan, or as a condition to accelerating the timing of such events. If so determined by the Committee, in order to avoid the limitations on deductibility under
Section 162(m) of the Code, the business criteria used by the Committee in establishing performance goals applicable to performance Awards to the chief executive officer and the four other most highly compensated executive officers will be selected from among the following: (i) the Company's annual return on equity, (ii) operating income, (iii) annual earnings or earnings per share, (iv) changes in its annual revenues, (v) total stockholder return, and/or (vi) strategic business criteria, consisting of one or more objectives based on specified revenue, market penetration, geographic business expansion and cost targets, and goals relating to acquisitions or divestitures as specified by the Committee.

  Annual Incentive Awards. The Committee is authorized to grant annual incentive awards, settleable in cash or in stock upon achievement of preestablished performance objectives achieved during a specified one-year period. The performance objectives will be one or more of the performance objectives available for other performance Awards under the Plan, as described in the preceding paragraph. As stated above, annual incentive awards granted to named executives are intended to constitute "performance-based compensation" not subject to the limitation on deductibility under Code
Section 162(m). The Committee generally must establish the performance objectives, the corresponding amounts payable (subject to per-person limits), other terms of settlement, and all other terms of such Awards not later than 90 days after the beginning of the Company's fiscal year.

  Other Terms of Awards. Awards may be settled in cash, stock, other Awards or other property, in the discretion of the Committee. The Committee may require or permit participants to defer the settlement of all or part of an Award in accordance with such terms and conditions as the Committee may establish, including payment or crediting of interest or dividend equivalents on any deferred amounts. The Committee is authorized to place cash, shares or other property in trusts or make other arrangements to provide for payment of the Company's obligations under the Plan. The Committee may condition Awards on the payment of taxes such as by withholding a portion of the stock or other property to be distributed (or previously acquired stock or other property surrendered by the participant) in order to satisfy tax obligations. Awards granted under the Plan generally may not be pledged or otherwise encumbered and are not transferable except by will or by the laws of descent and distribution, or to a designated beneficiary upon the participant's death, except that the Committee may permit transfers in individual cases, including for estate planning purposes.

  Awards under the Plan are generally granted without a requirement that the participant pay consideration in the form of cash or property for the grant (as distinguished from the exercise), except to the extent required by law. The Committee may, however, grant Awards in substitution for other Awards under the Plan, awards under other Company plans, or other rights to payment from the Company, and may grant Awards in addition to and in tandem with such other Awards, awards, or rights as well.

  Vesting, Forfeitures, and Acceleration Thereof. The Committee may, in its discretion, determine the vesting schedule of options and other Awards, the circumstances that will result in forfeiture of the Awards, the post-termination exercise periods of options and similar Awards, and the events that will result in acceleration of the ability to exercise and the lapse of restrictions, or the expiration of any deferral period, on any Award. In addition, the Plan provides that in the event of a change of control of the Company, outstanding Awards granted six months or more prior to such change of control will immediately vest and be fully exercisable and any restrictions, deferral of settlement and forfeiture conditions of such Awards will lapse. A change of control means an event in which (i) the Company shall merge or consolidate with any other corporation and shall not be the surviving corporation; (ii) the Company shall transfer all or substantially all of its assets to any other person; or (iii) any person shall have become the beneficial owner of more than 50% of the voting securities of the Company.

  Amendment and Termination of the Plan. The Board of Directors may amend, alter, suspend, discontinue, or terminate the Plan or the Committee's authority to grant awards thereunder without stockholder approval unless required by law, regulation, or stock exchange rules, or deemed advisable. Thus, stockholder approval will not necessarily be required for amendments which might increase the cost of the plan or broaden eligibility. Unless earlier terminated, the Plan will terminate at such time that no shares reserved under the Plan remain available and the Company has no further obligation with respect to any outstanding award.

  Effect of Stockholder Approval on Awards. With one exception, all Awards granted to date have been granted under the 1995 Plan as currently in effect and annual incentive awards, including those for 1998, have been granted outside of the 1995 Plan, so such Awards will be unaffected by the action of stockholders relating to the Plan at the Annual Meeting. Annual incentive awards and stock options granted in the 1995-1997 period to the named executives as of December 31, 1997, are shown above in the Summary Compensation Table, and other information relating to such Awards is set forth in the "Compensation Committee Report" and under the caption "Stock Options" above. The only current Award that will be directly affected by the vote of stockholders is the annual incentive award for 1998 for Dr. Marlon. If stockholders decline to approve the amendment to the 1995 Plan, such Award cannot be settled, and future Awards will not be granted, to the extent necessary to meet the requirements of Treasury Regulation 1.162-27(e)(4).

  The following table sets forth the maximum dollar value of the annual incentive award authorized under the Plan in respect of the 1998 performance year to be awarded to Dr. Marlon. The Committee has established various performance objectives for 1998 for determination of such annual incentive award. The terms of the annual incentive award authorization for 1998 are similar to those for 1997, as discussed above in the "Compensation Committee Report":

                               NEW PLAN BENEFITS

                   1995 LONG-TERM INCENTIVE PLAN, AS AMENDED

                                                             TARGET DOLLAR VALUE
                                                             OF ANNUAL INCENTIVE
          NAME AND POSITION                                    UNDER THE PLAN
          -----------------                                  -------------------
       Anthony M. Marlon, M.D...............................      $630,000
       Chairman, Chief Executive Officer

FEDERAL INCOME TAX IMPLICATIONS OF THE PLAN

  The following is a brief description of the federal income tax consequences generally arising with respect to Awards that may be granted under the Plan. The grant of an option or SAR (including a stock-based award in the nature of a purchase right) will create no federal income tax consequences for the participant or the Company. A participant will not have taxable income upon exercising an ISO (except that the alternative minimum tax may apply). Upon exercising an option other than an ISO (including a stock-based Award in the nature of a purchase right), the participant must generally recognize ordinary income equal to the difference between the exercise price and the fair market value of the freely transferable and nonforfeitable stock acquired on the date of exercise. Upon exercising a SAR, the participant must generally recognize ordinary income equal to the cash or to the fair market value of the freely transferable and nonforfeitable stock received.

  Upon a disposition of shares acquired upon exercise of an ISO before the end of the applicable ISO holding periods, the participant must generally recognize ordinary income equal to the lesser of (i) the fair market value of the shares at the date of exercise of the ISO minus the exercise price or (ii) the amount realized upon the disposition of the ISO shares minus the exercise price. Otherwise, a participant's disposition of shares acquired upon the exercise of an option or SAR generally will result in short-term or long-term capital gain or loss measured by the difference between the sale price and the participant's tax basis in such shares (generally, the exercise price plus any amount previously recognized as ordinary income in connection with the exercise of the option or SAR).

  The Company generally will be entitled to a tax deduction equal to the amount recognized as ordinary income by the participant in connection with options and SARs. The Company generally is not entitled to a tax deduction relating to amounts that represent a capital gain to a participant. Accordingly, the Company will not be entitled to any tax deduction with respect to an ISO if the participant holds the shares for the applicable ISO holding periods prior to disposition of the shares.

  With respect to other Awards granted under the Plan that may be settled either in cash or in stock or other property that is either not restricted as to transferability or not subject to a substantial risk of forfeiture, the participant must generally recognize ordinary income equal to the cash or the fair market value of stock or other property actually received. Except as discussed below, the Company generally will be entitled to a deduction for the same amount. With respect to awards involving stock or other property that is restricted as to transferability and subject to a substantial risk of forfeiture, the participant must generally recognize ordinary income equal to the fair market value of the shares or other property received at the first time the shares or other property become transferable or not subject to a substantial risk of forfeiture, whichever occurs earlier. Except as discussed below, the Company generally will be entitled to a deduction in an amount equal to the ordinary income recognized by the participant. A participant may elect to be taxed at the time of receipt of shares or other property rather than upon lapse of restrictions on transferability or the substantial risk of forfeiture, but if the participant subsequently forfeits such shares or property he would not be entitled to any tax deduction, including as a capital loss, for the value of the shares or property on which he previously paid tax.

  The foregoing provides only a general description of the application of federal income tax laws to certain types of awards under the Plan. This discussion is intended for the information of stockholders considering how to vote at the Annual Meeting and not as tax guidance to participants in the Plan as the consequences may vary with the types of Awards made, the identity of the recipients and the method of payment or settlement. Different tax rules may apply, including in the case of variations in transactions that are permitted under the Plan (such as payment of the exercise price of an option by surrender of previously acquired shares). The summary does not address the effects of other federal taxes (including possible "golden parachute" excise taxes) or taxes imposed under state, local, or foreign tax laws.

  As discussed above, compensation that qualifies as "performance-based" compensation is excluded from the $1,000,000 deductibility cap of Code Section 162(m), and therefore remains fully deductible by the company that pays it. Under the Plan, options and SARs granted with an exercise price or grant price at least equal to 100% of fair market value of the underlying stock at the date of grant, annual incentive awards to employees the Committee expects to be named executives at the time compensation is received under such Awards, and certain other Awards which are conditioned upon achievement of performance goals are intended to qualify as such "performance-based" compensation. A number of requirements must be met in order for particular compensation to so qualify, however, so there can be no assurance that such compensation under the Plan will be fully deductible under all circumstances. In addition, other Awards under the Plan generally will not so qualify, so that compensation paid to certain executives in connection with such Awards may, to the extent it and other compensation subject to Section 162(m)'s deductibility cap exceed $1,000,000 in a given year, be subject to the limitation of Section 162(m).

VOTE REQUIRED FOR APPROVAL

  Approval of the amendment to the 1995 Plan will require the affirmative vote of holders of a majority of the voting power of the issued and outstanding voting securities present in person or represented by proxy and entitled to vote.

  The Board of Directors considers the Plan to be in the best interests of the Company and its stockholders and recommends that the stockholders vote FOR approval.

ITEM NO. 3--RATIFICATION OF APPOINTMENT OF AUDITORS

APPOINTMENT OF AUDITORS

  The Board of Directors has appointed the firm of Deloitte & Touche LLP, independent certified public accountants, as auditors of the Company for the year ending December 31, 1998. Although not required to do so, the Board has determined that it would be desirable to request ratification of this appointment by the holders of Common Stock of the Company. If such ratification is not received, the Board will reconsider the appointment. Representatives of Deloitte & Touche LLP are expected to be present at the 1998 Annual Meeting, will have the opportunity to make a statement if they so desire, and are expected to be available to respond to appropriate questions from stockholders.

  THE BOARD OF DIRECTORS CONSIDERS DELOITTE & TOUCHE LLP TO BE WELL-QUALIFIED AND UNANIMOUSLY RECOMMENDS THAT THE STOCKHOLDERS VOTE FOR RATIFICATION.

                                 OTHER MATTERS
  As of the date of this Proxy Statement, the Board of Directors knows of no other matters that may come before the 1998 Annual Meeting. However, if any further business should properly come before the 1998 Annual Meeting, the proxy holders named on the accompanying proxy card, or their substitutes, will vote on such business in accordance with their best judgment.

                           PROPOSALS OF STOCKHOLDERS

  Proposals that stockholders intend to present at the next Annual Meeting of Stockholders of the Company in May, 1999 must be received by the Secretary of the Company at its principal executive offices (P.O. Box 15645, Las Vegas, Nevada 89114-5645) no later than December 12, 1998 for inclusion in the Company's Proxy Statement and proxy for that meeting and must be otherwise in compliance with applicable SEC regulations. Use of certified mail is suggested.

                         ANNUAL REPORT TO STOCKHOLDERS

  The Company's 1997 Annual Report to Stockholders, which includes financial statements for the fiscal year ended December 31, 1997, accompanies this Proxy Statement. The Annual Report does not constitute a part of the proxy materials.

  It is important that proxies be returned promptly. Therefore, stockholders are urged to fill in, date, sign and return the enclosed proxy card in the enclosed stamped envelope.

                                          By Order of the Board of Directors,
                                          /s/ Frank E. Collins
                                          Frank E. Collins
                                          Secretary

Dated: April 10, 1998

                                                                       EXHIBIT A

                          SIERRA HEALTH SERVICES, INC.
                         1995 LONG-TERM INCENTIVE PLAN,
                            AS AMENDED AND RESTATED

     1. PURPOSE. The purpose of this 1995 Long-Term Incentive Plan, as amended and restated (the "Plan"), of Sierra Health Services, Inc., a Nevada corporation (the "Company"), is to advance the interests of the Company and its stockholders by providing a means to attract, retain, and reward executive officers and other key employees of, and consultants to, the Company and its subsidiaries, and directors of subsidiaries, to link compensation to measures of the Company's performance in order to provide additional incentives, including stock-based incentives and cash-based annual incentives, to such persons for the creation of stockholder value, and to enable such persons to acquire or increase a proprietary interest in the Company in order to promote a closer identity of interests between such persons and the Company's stockholders.

     2. DEFINITIONS. The definitions of awards under the Plan, including Options, SARs (including Limited SARs), Restricted Stock, Deferred Stock, Stock granted as a bonus or in lieu of other awards, and Other Stock-Based Awards, are set forth in Section 6 of the Plan, and the definition of Performance Awards and Annual Incentive Awards is set forth in Section 8 of the Plan. Such awards, together with any other right or interest granted to a Participant under the Plan, are termed "Awards." The definitions of terms relating to a Change of Control of the Company are set forth in Section 9 of the Plan. In addition to such terms and the terms defined in Section 1, the following terms shall be defined as set forth below:

     (a) "Award Agreement" means any written agreement, contract, notice to a Participant, or other instrument or document evidencing an Award.

     (b) "Beneficiary" means the person, persons, trust, or trusts which have been designated by a Participant in his or her most recent written beneficiary designation filed with the Committee to receive the benefits specified under this Plan upon such Participant's death. If, upon a Participant's death, there is no designated Beneficiary or surviving designated Beneficiary, then the term Beneficiary means the person, persons, trust, or trusts entitled by will or the laws of descent and distribution to receive such benefits.

     (c) "Board" means the Board of Directors of the Company.

     (d) "Code" means the Internal Revenue Code of 1986, as amended from time to time. References to any provision of the Code include regulations thereunder and successor provisions and regulations thereto.

     (e) "Committee" means the Stock Plan Committee of the Board in the case of Awards other than Annual Incentive Awards, the Compensation Committee of the Board in the case of Annual Incentive Awards, or such other Board committee or committees as may be designated by the Board to administer the Plan in respect of any Award, and the term "Committee" shall refer to the full Board in any case in which it is performing any function of the Committee under the Plan. In appointing members of the Committee, the Board will consider whether each member will qualify as a "Non-Employee Director" within the meaning of Rule 16b-3(b)(3) and as an "outside director" within the meaning of Treasury Regulation 1.162-27(e)(3) under Code Section 162(m), but the members are not required to so qualify at the time of appointment or during their term of service on the Committee.

     (f) "Exchange Act" means the Securities Exchange Act of 1934, as amended from time to time. References to any provision of the Exchange Act include rules thereunder and successor provisions and rules thereto.

     (g) "Fair Market Value" means, with respect to Stock, Awards, or other property, the fair market value of such Stock, Awards, or other property determined by such methods or procedures as shall be established from time to time by the Committee. Unless otherwise determined by the Committee, the Fair Market Value of Stock as of any given date means the closing sale price of a share of common stock reported in the table entitled "New York Stock Exchange Composite Transactions" contained in THE WALL STREET JOURNAL (or an equivalent successor table) for such date or, if no such closing price was reported for such date, for the most recent trading day prior to such date for which such closing price was reported.

     (h) "ISO" means any Option intended to be and designated as an incentive stock option within the meaning of Section 422 of the Code.

     (i) "Participant" means a person who, as an executive officer or key employee of the Company or a subsidiary, has been granted an Award under the Plan which remains outstanding.

     (j) "Rule 16b-3" means Rule 16b-3, as from time to time in effect and applicable to the Plan and Participants, promulgated by the Securities and Exchange Commission under Section 16 of the Exchange Act.

     (k) "Stock" means the Common Stock, $.005 par value, of the Company and such other securities as may be substituted for Stock or such other securities pursuant to Section 4.

     3.   ADMINISTRATION.

     (a) Authority of the Committee. The Plan shall be administered by the Committee. The Committee shall have full and final authority to take the following actions, in each case subject to and consistent with the provisions of the Plan:

          (i)    to select Participants to whom Awards may be granted;

          (ii) to determine the type or types of Awards to be granted to each Participant;

          (iii) to determine the number of Awards to be granted, the number of shares of Stock to which an Award will relate, the cash amount payable in settlement of an Annual Incentive Award and the performance conditions applicable thereto, all other terms and conditions of any Award granted under the Plan (including, but not limited to, any exercise price, grant price, or purchase price, any restriction or condition, any schedule or performance conditions for the lapse of restrictions or conditions relating to transferability, forfeiture, exercisability, or settlement of an Award, and waivers, accelerations, or modifications thereof, based in each case on such considerations as the Committee shall determine), and all other matters to be determined in connection with an Award;

          (iv) to determine whether, to what extent, and under what circumstances an Award may be settled, or the exercise price of an Award may be paid, in cash, Stock, other Awards, or other property, or an Award may be cancelled, forfeited, or surrendered;

          (v) to determine whether, to what extent, and under what circumstances cash, Stock, other Awards, or other property payable with respect to an Award will be deferred either automatically, at the election of the Committee, or at the election of the Participant;

          (vi) to prescribe the form of each Award Agreement, which need not be identical for each Participant;

          (vii) to adopt, amend, suspend, waive, and rescind such rules and regulations and appoint such agents as the Committee may deem necessary or advisable to administer the Plan;

          (viii) to correct any defect or supply any omission or reconcile any inconsistency in the Plan and to construe and interpret the Plan and any Award, rules and regulations, Award Agreement, or other instrument hereunder; and

          (ix) to make all other decisions and determinations as may be required under the terms of the Plan or as the Committee may deem necessary or advisable for the administration of the Plan.

     (b) Manner of Exercise of Committee Authority. Any action of the Committee with respect to the Plan shall be final, conclusive, and binding on all persons, including the Company, subsidiaries of the Company, Participants, any person claiming any rights under the Plan from or through any Participant, and stockholders. The express grant of any specific power to the Committee, and the taking of any action by the Committee, shall not be construed as limiting any power or authority of the Committee. The Committee may delegate to officers or managers of the Company or any subsidiary of the Company the authority, subject to such terms as the Committee shall determine, to perform such functions as the Committee may determine, to the extent that such delegation will not result in the loss of an exemption under Rule 16b-3(d)(1) for Awards granted to Participants subject to Section 16 of the Exchange Act in respect of the Company and will not cause Awards intended to qualify as "performance-based" compensation under Code Section 162(m) to fail to so qualify, and as otherwise limited by applicable law. Other provisions of the Plan notwithstanding, the Board may perform any function of the Committee under the Plan, in order to ensure that transactions under the Plan are exempt under Rule 16b-3 or for any other reason; provided, however, that authority specifically reserved to the Board under the terms of the Plan, the Company's Certificate of Incorporation or By-laws, or applicable law shall be exercised by the Board and not by the Committee.

     (c) Limitation of Liability. Each member of the Committee shall be entitled to, in good faith, rely or act upon any report or other information furnished to him by any officer or other employee of the Company or any subsidiary, the Company's independent certified public accountants, or any executive compensation consultant, legal counsel, or other professional retained by the Company to assist in the administration of the Plan. No member of the Committee, nor any officer or employee of the Company acting on behalf of the Committee, shall be personally liable for any action, determination, or interpretation taken or made in good faith with respect to the Plan, and all members of the Committee and any officer or employee of the Company acting on behalf of the Committee or members thereof shall, to the extent permitted by law, be fully indemnified and protected by the Company with respect to any such action, determination, or interpretation.

     4.   STOCK AVAILABLE UNDER THE PLAN; PER-PERSON AWARD LIMITATIONS;
          ADJUSTMENTS.

     (a) Stock Reserved for Awards. Subject to adjustment as hereinafter provided, the total number of shares of Stock reserved and available for issuance to Participants in connection with Awards under the Plan shall be 2,100,000 plus the number of shares reserved for the grant of awards under the Company's Second Amended and Restated 1986 Stock Option Plan and Second Restated Capital Accumulation Plan but which have not been and will not be issued under such plans (as determined at any time during the effectiveness of the Plan). No Award may be granted if the number of shares to which such Award relates, when added to the number of shares to which other then-outstanding Awards relate, exceeds the number of shares then remaining available for issuance under this Section 4. If all or any portion of an Award is forfeited, settled in cash, or otherwise terminated without issuance of shares to the Participant, the shares to which such Award or portion thereof related shall again be available for Awards under the Plan; provided, however, that shares withheld in payment of the exercise price of any Option or withholding taxes relating to Awards and shares equal to the number of Shares surrendered in payment of the exercise price of any Option or withholding taxes relating to Awards shall, for purposes of this provision, be deemed not to have been issued to the Participant in connection with such Awards under the Plan. The Committee may adopt procedures for the counting of shares relating to any Award to ensure appropriate counting and avoid double counting (in the case of tandem or substitute awards). Any shares of Stock issued pursuant to an Award may consist, in whole or in part, of authorized and unissued shares, treasury shares, or shares acquired in the market for the account of the Participant (which treasury shares or acquired shares will be deemed to have been "issued" pursuant to such Award).

     (b) Annual Individual Limitations. During any calendar year, no Participant may be granted Options, SARs, and other Awards under the Plan with respect to more than 200,000 shares of Stock, subject to adjustment as provided in Section 4(c). For purposes of this Section 4(b), unless more restrictive counting is required in order for Awards to comply with the requirements of Code
Section 162(m) and regulations thereunder, this provision will limit the maximum number of shares that can be issued to a Participant under Awards (taking into consideration the terms of the Awards, including tandem exercise provisions). In addition, no Annual Incentive Award or Awards granted to a Participant in respect of any one calendar year may be settled by payment of an amount that exceeds four percent of the Company's pre-tax operating income (determined under generally accepted accounting principles) for that year.

     (c) Adjustments. In the event that the Committee shall determine that any dividend or other distribution in the form of Stock or property other than cash, other special, large, and non-recurring dividends or distributions, recapitalization, forward or reverse split, reorganization, merger, consolidation, spin-off, combination, repurchase, or share exchange, or other similar corporate transaction or event, affects the Stock such that an adjustment is appropriate in order to prevent dilution or enlargement of the rights of Participants under the Plan, then the Committee shall, in such manner as it may deem equitable, adjust any or all of (i) the number and kind of shares of Stock reserved and available for Awards under Section 4(a), (ii) the number and kind of shares of outstanding Restricted Stock or relating to any other outstanding Award in connection with which shares have been issued, (iii) the number and kind of shares that may be issued in respect of other outstanding Awards, (iv) the exercise price, grant price, or purchase price relating to any Award (or, if deemed appropriate, the Committee may make provision for a cash payment with respect to any outstanding Award), and (v) the number of shares with respect to which Options, SARs, and other Awards may be granted to a Participant in any calendar year, as set forth in Section 4(b). In addition, the Committee is authorized to make adjustments in the terms and conditions of, and the criteria included in, Awards (including Performance Awards and performance goals, and Annual Incentive Awards and any performance goals relating thereto) in recognition of unusual or nonrecurring events (including, without limitation, events described in the preceding sentence) affecting the Company or any subsidiary or the financial statements of the Company or any subsidiary, or in response to changes in applicable laws, regulations, or accounting principles. The foregoing notwithstanding, no adjustments shall be authorized under this
Section 4(c) with respect to ISOs or SARs in tandem therewith to the extent that such authority would cause the Plan or such Awards to fail to comply with
Section 422 of the Code, and no such adjustment shall be authorized with respect to Options, SARs, Annual Incentive Awards, or other Awards subject to Section 8 to the extent that such authority would cause such Awards intended to qualify as "qualified performance-based compensation" under Section 162(m)(4)(C) of the Code and regulations thereunder to fail to so qualify.

     5. ELIGIBILITY. Executive officers and other key employees of the Company and its subsidiaries (including any director of the Company who is also an executive officer or key employee), and consultants to the Company and its subsidiaries and directors of any subsidiary (excluding any director of the Company who would be eligible solely due to service as such a consultant or subsidiary director), are eligible to be granted Awards under the Plan. The foregoing notwithstanding, no member of the Committee shall be eligible to be granted Awards under the Plan.

     6.   SPECIFIC TERMS OF AWARDS.

     (a) General. Awards may be granted on the terms and conditions set forth in this Section 6. In addition, the Committee may impose on any Award or the exercise thereof, at the date of grant or thereafter (subject to Section 10(e)), such additional terms and conditions, not inconsistent with the provisions of the Plan, as the Committee shall determine, including terms requiring forfeiture of Awards in the event of termination of employment or service by the Participant or upon the occurrence of other events. Except as expressly provided by the Committee (including for purposes of complying with requirements of the Nevada General Corporation Law relating to lawful consideration for issuance of shares), no consideration other than for services will be required for the grant (but not the exercise) of any Award.

     (b) Options. The Committee is authorized to grant Options to Participants (including "reload" options automatically granted to offset specified exercises of options) on the following terms and conditions:

          (i) Exercise Price. The exercise price per share of Stock purchasable under an Option shall be determined by the Committee; provided, however, that, except as provided in Section 7(a), such exercise price shall be not less than the Fair Market Value of a share on the date of grant of such Option.

          (ii) Time and Method of Exercise. The Committee shall determine the time or times at which an Option may be exercised in whole or in part, the methods by which such exercise price may be paid or deemed to be paid, the form of such payment, including, without limitation, cash, Stock, other Awards or awards granted under other Company plans, or other property (including notes or other contractual obligations of Participants to make payment on a deferred basis, such as through "cashless exercise" arrangements, to the extent permitted by applicable law), and the methods by which Stock will be delivered or deemed to be delivered to Participants.

          (iii) ISOs. The terms of any ISO granted under the Plan shall comply in all respects with the provisions of Section 422 of the Code, including but not limited to the requirement that no ISO shall be granted more than ten years after the effective date of the Plan. Anything in the Plan to the contrary notwithstanding, no term of the Plan relating to ISOs shall be interpreted, amended, or altered, nor shall any discretion or authority granted under the Plan be exercised, so as to disqualify either the Plan or any ISO under Section 422 of the Code, unless the Participant has first requested such disqualification.

     (c) Stock Appreciation Rights. The Committee is authorized to grant SARs to Participants on the following terms and conditions:

          (i) Right to Payment. An SAR shall confer on the Participant to whom it is granted a right to receive, upon exercise thereof, the excess of
  (A) the Fair Market Value of one share of Stock on the date of exercise (or, if the Committee shall so determine in the case of any such right other than one related to an ISO, the Fair Market Value of one share at any time during a specified period before or after the date of exercise), over (B) the grant price of the SAR as determined by the Committee as of the date of grant of the SAR, which, except as provided in Section 7(a), shall be not less than the Fair Market Value of one share of Stock on the date of grant.

          (ii) Other Terms. The Committee shall determine the time or times at which an SAR may be exercised in whole or in part, the method of exercise, method of settlement, form of consideration payable in settlement, method by which Stock will be delivered or deemed to be delivered to Participants, whether or not an SAR shall be in tandem with any other Award, and any other terms and conditions of any SAR. Limited SARs that may only be exercised upon the occurrence of a Change of Control (as such term is defined in Section 10(b) or as otherwise defined by the Committee) may be granted on such terms, not inconsistent with this Section 6(c), as the Committee may determine. Such Limited SARs may be either freestanding or in tandem with other Awards.

     (d) Restricted Stock. The Committee is authorized to grant Restricted Stock to Participants on the following terms and conditions:

          (i) Grant and Restrictions. Restricted Stock shall be subject to such restrictions on transferability and other restrictions, if any, as the Committee may impose, which restrictions may lapse separately or in combination at such times, under such circumstances, in such installments, or otherwise as the Committee may determine; provided, however, that Restricted Stock the grant of which is not conditioned upon achievement of any performance objective shall be subject to a restriction on transferability and a risk of forfeiture for a period of not less than three years after the date of grant (except that the Committee may accelerate the lapse of such restrictions in the event of the Participant's termination of employment or service due to death, disability, normal or approved early retirement, or involuntary termination by the Company or a subsidiary without "cause," as defined by the Committee). Except to the extent restricted under the terms of the Plan and any Award Agreement relating to the Restricted Stock, a Participant granted Restricted Stock shall have all of the rights of a stockholder including, without limitation, the right to vote Restricted Stock or the right to receive dividends thereon.

          (ii) Forfeiture. Except as otherwise determined by the Committee, upon termination of employment or service during the applicable restriction period, Restricted Stock that is at that time subject to restrictions shall be forfeited and reacquired by the Company; provided, however, that the Committee may provide, by rule or regulation or in any Award Agreement, or may determine in any individual case, that restrictions or forfeiture conditions relating to Restricted Stock will be waived in whole or in part in the event of terminations resulting from specified causes, except as otherwise provided in
  Section 6(d)(i).

          (iii) Certificates for stock. Restricted Stock granted under the Plan may be evidenced in such manner as the Committee shall determine. If certificates representing Restricted Stock are registered in the name of the Participant, such certificates shall bear an appropriate legend referring to the terms, conditions, and restrictions applicable to such Restricted Stock, the Company shall retain physical possession of the certificate, and the Participant shall have delivered a stock power to the Company, endorsed in blank, relating to the Restricted Stock.

          (iv) Dividends and Distributions. Dividends paid on Restricted Stock shall be either paid at the dividend payment date in cash or in shares of unrestricted Stock having a Fair Market Value equal to the amount of such dividends, or the payment of such dividends shall be deferred and/or the amount or value thereof automatically reinvested in additional Restricted Stock, other Awards, or other investment vehicles, as the Committee shall determine or permit the Participant to elect. Stock distributed in connection with a Stock split or Stock dividend, and other property distributed as a dividend, shall be subject to restrictions and a risk of forfeiture to the same extent as the Restricted Stock with respect to which such Stock or other property is distributed.

     (e) Deferred Stock. The Committee is authorized to grant Deferred Stock to Participants, subject to the following terms and conditions:

          (i) Award and Restrictions. Issuance of Stock will occur upon expiration of the deferral period specified for an Award of Deferred Stock by the Committee (or, if permitted by the Committee, as elected by the Participant). In addition, Deferred Stock shall be subject to such restrictions as the Committee may impose, if any, which restrictions may lapse at the expiration of the deferral period or at earlier specified times, separately or in combination, under such circumstances, in such installments, or otherwise as the Committee may determine.

          (ii) Forfeiture. Except as otherwise determined by the Committee, upon termination of employment or service during the applicable deferral period or portion thereof to which forfeiture conditions apply (as provided in the Award Agreement evidencing the Deferred Stock), all Deferred Stock that is at that time subject to such risk of forfeiture shall be forfeited; provided, however, that the Committee may provide, by rule or regulation or in any Award Agreement, or may determine in any individual case, that restrictions or forfeiture conditions relating to Deferred Stock will be waived in whole or in part in the event of terminations resulting from specified causes.

          (iii) Dividend Equivalents. The Committee may provide that payments in the form of dividend equivalents will be credited in respect of Deferred Stock, which amounts may be paid or distributed when accrued or deemed reinvested in additional Deferred Stock.

     (f) Bonus Stock and Awards in Lieu of Cash Obligations. The Committee is authorized to grant Stock as a bonus, or to grant Stock or other Awards in lieu of Company obligations to pay cash under other plans or compensatory arrangements. Stock or Awards granted hereunder shall be subject to such other terms as shall be determined by the Committee.

     (g) Other Stock-Based Awards. The Committee is authorized, subject to limitations under applicable law, to grant to Participants such other Awards that may be denominated or payable in, valued in whole or in part by reference to, or otherwise based on, or related to, Stock and factors that may influence the value of Stock, as deemed by the Committee to be consistent with the purposes of the Plan, including, without limitation, convertible or exchangeable debt securities, other rights convertible or exchangeable into Stock, purchase rights for Stock, Awards with value and payment contingent upon performance of the Company or any other factors designated by the Committee, and Awards valued by reference to the book value of Stock or the value of securities of or the performance of specified subsidiaries. The Committee shall determine the terms and conditions of such Awards. Stock issued pursuant to an Award in the nature of a purchase right granted under this Section 6(g) shall be purchased for such consideration, paid for at such times, by such methods, and in such forms, including, without limitation, cash, Stock, other Awards, or other property, as the Committee shall determine. Cash awards, as an element of or supplement to any other Award under the Plan, may be granted pursuant to this Section 6(g).

     7.   CERTAIN PROVISIONS APPLICABLE TO AWARDS.

     (a) Stand-alone, Additional, Tandem, and Substitute Awards. Awards granted under the Plan may, in the discretion of the Committee, be granted either alone or in addition to, in tandem with, or in substitution for, any other
Award granted under the Plan or any award granted under any other plan of the Company, any subsidiary, or any business entity to be acquired by the Company or a subsidiary, or any other right of a Participant to receive payment from the Company or any subsidiary. Awards granted in addition to or in tandem with other Awards or awards may be granted either as of the same time as or a different time from the grant of such other Awards or awards. The per share exercise price of any Option, grant price of any SAR, or purchase price of any other Award conferring a right to purchase Stock granted in substitution for an outstanding Award or award may be adjusted to reflect the in-the-money value of the surrendered Award or award.

     (b) Term of Awards. The term of each Award shall be for such period as may be determined by the Committee; provided, however, that in no event shall the term of any ISO or an SAR granted in tandem therewith exceed a period of ten years from the date of its grant (or such shorter period as may be applicable under Section 422 of the Code).

     (c) Form of Payment Under Awards. Subject to the terms of the Plan and any applicable Award Agreement, payments to be made by the Company or a subsidiary upon the grant or exercise of an Award may be made in such forms as the Committee shall determine, including, without limitation, cash, Stock, other Awards, or other property, and may be made in a single payment or transfer, in installments, or on a deferred basis. Such payments may include, without limitation, provisions for the payment or crediting of reasonable interest on installment or deferred payments or the grant or crediting of dividend equivalents in respect of installment or deferred payments denominated in Stock.

     (d)  Rule 16b-3 Compliance.

          (i) Six-Month Holding Period. Unless a Participant could otherwise dispose of equity securities (including derivative securities) acquired under the Plan without incurring liability under Section 16(b) of the Exchange Act, equity securities acquired under the Plan must be held for a period of six months following the date of such acquisition, provided that this condition shall be satisfied with respect to a derivative security if at least six months elapse from the date of acquisition of the derivative security to the date of disposition of the derivative security (other than upon exercise or conversion) or its underlying equity security.

          (ii) Compliance Generally. With respect to a Participant who is then subject to the reporting requirements of Section 16(a) of the Exchange Act in respect of the Company, the Committee shall implement transactions under the Plan and administer the Plan in a manner that will ensure that each transaction by such a Participant is exempt from liability under Rule 16b-
  3, except that this provision shall not limit sales by such a Participant, and such a Participant may engage in other non-exempt transactions under the Plan if written notice is given to the Participant regarding the non-exempt nature of such transaction. The Committee may authorize the Company to repurchase any Award or shares of Stock resulting from any Award in order to prevent a Participant who is subject to Section 16 of the Exchange Act from incurring liability under Section 16(b). Unless otherwise specified by the Participant, equity securities or derivative securities acquired under the Plan which are disposed of by a Participant shall be deemed to be disposed of in the order acquired by the Participant.

     (e) Loan Provisions. With the consent of the Committee, and subject at all times to, and only to the extent, if any, permitted under and in accordance with, laws and regulations and other binding obligations or provisions applicable to the Company, the Company may make, guarantee, or arrange for a loan or loans to a Participant with respect to the exercise of any Option or other payment in connection with any Award, including the payment by a Participant of any or all federal, state, or local income or other taxes due in connection with any Award. Subject to such limitations, the Committee shall have full authority to decide whether to make a loan or loans hereunder and to determine the amount, terms, and provisions of any such loan or loans, including the interest rate to be charged in respect of any such loan or loans, whether the loan or loans are to be with or without recourse against the borrower, the terms on which the loan is to be repaid and conditions, if any, under which the loan or loans may be forgiven.

     8.   PERFORMANCE AND ANNUAL INCENTIVE AWARDS.

     (a) Performance Conditions. The right of a Participant to exercise or receive a grant or settlement of any Award, and the timing thereof, may be subject to such performance conditions as may be specified by the Committee. The Committee may use such business criteria and other measures of performance as it may deem appropriate in establishing any performance conditions, and may exercise its discretion to reduce or increase the amounts payable under any Award subject to performance conditions, except as limited under Sections 8(b) and 8(c) hereof in the case of a Performance Award or Annual Incentive Award intended to qualify under Code Section 162(m).

     (b) Performance Awards Granted to Designated Employees. If the Committee determines that a Performance Award to be granted to an eligible person who is designated by the Committee as likely to be a "covered employee" (as such term is used in the regulations under Section 162(m)) with respect to a specified fiscal year (a "Covered Employee") should qualify as "performance-based compensation" for purposes of Code Section 162(m), the grant, exercise, and/or settlement of such Performance Award shall be contingent upon achievement of preestablished performance goals and other terms set forth in this Section 8(b).

          (i) Performance Goals Generally. The performance goals for such Performance Awards shall consist of one or more business criteria and a targeted level or levels of performance with respect to each of such criteria, as specified by the Committee consistent with this Section 8(b). Performance goals shall be objective and shall otherwise meet the requirements of Code Section 162(m) and regulations thereunder (including Regulation 1.162-27 and successor regulations thereto), including the requirement that the level or levels of performance targeted by the Committee result in the achievement of performance goals being "substantially uncertain." The Committee may determine that such Performance Awards shall be granted, exercised, and/or settled upon achievement of any one performance goal or that two or more of the performance goals must be achieved as a condition to the grant, exercise, and/or settlement of such Performance Awards. Performance goals may differ for Performance Awards granted to any one Participant or to different Participants.

          (ii) Business Criteria. One or more of the following business criteria for the Company, on a consolidated basis, and/or for specified subsidiaries or business units of the Company (except with respect to the annual earnings per share and total stockholder return criteria), shall be used by the Committee in establishing performance goals for such Performance
  Awards: (1) annual return on equity; (2) annual earnings or earnings per share; (3) changes in annual revenues; (4) operating income; (5) total stockholder return; and/or (6) strategic business criteria, consisting of one or more objectives based on meeting specified revenue, market penetration, geographic business expansion goals, cost targets, and goals relating to acquisitions or divestitures. The targeted level or levels of performance with respect to such business criteria may be established at such levels and in such terms as the Committee may determine, in its discretion, including in absolute terms, as a goal relative to performance in prior periods, or as a goal compared to the performance of one or more comparable companies or an index covering multiple companies.

          (iii) Performance Period; Timing for Establishing Performance Goals. Achievement of performance goals in respect of such Performance Awards shall be measured over a performance period specified by the Committee. Performance goals shall be established not later than 90 days after the beginning of any performance period applicable to such Performance Awards, or at such other date as may be required or permitted for "performance-based compensation" under Code Section 162(m).

          (iv) Settlement of Performance Awards; Other Terms. Settlement of such Performance Awards shall be in Stock, other Awards, or other property, in the discretion of the Committee. The Committee may, in its discretion, reduce the amount of a settlement otherwise to be made in connection with such Performance Awards, but may not exercise discretion to increase any such amount payable to a Covered Employee in respect of a Performance Award subject to this Section 8(b). The Committee shall specify the circumstances in which such Performance Awards shall be paid or forfeited in the event of termination of employment by the Participant or other event (including a Change of Control) prior to the end of a performance period or settlement of Performance Awards.

     (c) Annual Incentive Awards Granted to Designated Covered Employees. The Committee may grant an Annual Incentive Award under the Plan to a person who is designated by the Committee as a Covered Employee. Such Annual Incentive Award will be intended to qualify as "performance-based compensation" for purposes of Code Section 162(m), and therefore its grant, exercise, and/or settlement shall be contingent upon achievement of preestablished performance goals and other terms set forth in this Section 8(c).

          (i) Grant of Annual Incentive Awards. Not later than the end of the 90th day of each fiscal year, or at such other date as may be required or permitted in the case of Awards intended to be "performance-based compensation" under Code Section 162(m), the Committee shall determine the Covered Employees who will potentially receive Annual Incentive Awards, and the amount(s) potentially payable thereunder, for that fiscal year. The amount(s) potentially payable shall be based upon the achievement of a performance goal or goals based on one or more of the business criteria set forth in Section 8(b)(ii) hereof in the given performance year, as specified by the Committee. The Committee may designate an annual incentive award pool as the means by which Annual Incentive Awards will be measured, provided that the portion of such pool potentially payable to the Covered Employee shall be preestablished. In all cases, the maximum Annual Incentive Award of any Participant shall be subject to the limitation set forth in Section 5 hereof.

          (ii) Payout of Annual Incentive Awards. After the end of each fiscal year, the Committee shall determine the amount, if any, of the Annual Incentive Award for that fiscal year payable to each Participant. The Committee may, in its discretion, determine that the amount payable to any Participant as a final Annual Incentive Award shall be reduced from the amount of his or her potential Annual Incentive Award, including a determination to make no final Award whatsoever, but may not exercise discretion to increase any such amount. The Committee shall specify the circumstances in which an Annual Incentive Award shall be paid or forfeited in the event of termination of employment by the Participant or other event (including a Change of Control) prior to the end of a fiscal year or settlement of such Annual Incentive Award.

     (d) Written Determinations. Determinations by the Committee as to the establishment of performance goals, the amount potentially payable in respect of Performance Awards and Annual Incentive Awards, the achievement of performance goals relating to Performance Awards and Annual Incentive Awards, and the amount of any final Performance Award and Annual Incentive Award shall be recorded in writing, except in the case of Performance Awards not intended to qualify under Section 162(m). Specifically, the Committee shall certify in writing, in a manner conforming to applicable regulations under Section 162(m), prior to settlement of each such Award granted to a Covered Employee, that the performance objective relating to operating profits and other material terms of the Award upon which settlement of the Award was conditioned have been satisfied. The Committee may not delegate any responsibility relating to such Performance Awards or Annual Incentive Awards, and the Board shall not perform such functions at any time that the Committee is composed solely of members who qualify as "outside directors" under the Section 162(m) regulations.

     9.   CHANGE OF CONTROL PROVISIONS.

     (a) Effect of Change of Control. In the event of a "Change of Control," as defined in this Section, the following acceleration provisions shall apply:

          (i) any outstanding Award carrying a right to exercise which Award was not previously exercisable and vested, shall become fully exercisable and vested, subject only to the restrictions set forth in Sections 7(d)(i) and 10(a); and

          (ii) The restrictions, deferral of settlement, and forfeiture conditions applicable to any other outstanding Award, other than an Annual Incentive Award, granted six months or more before the date of the Change of Control shall lapse and such Award shall be deemed fully vested, subject to the restrictions set forth in Sections 7(d)(i) and 10(a).

     (b) Definition of Change of Control. For purposes of the Plan, a "Change of Control" means a transaction or event in which, after the effective date of the Plan, (i) the Company shall merge or consolidate with any other corporation and shall not be the surviving corporation; (ii) the Company shall transfer all or substantially all of its assets to any other person; or (iii) any person shall have become the beneficial owner of more than 50% of the voting power of outstanding voting securities of the Company.

     10.  GENERAL PROVISIONS.

     (a) Compliance with Laws and Obligations. The Company shall not be obligated to issue or deliver Stock in connection with any Award or take any other action under the Plan in a transaction subject to the registration requirements of the Securities Act of 1933, as amended, or any other federal or state securities law, any requirement under any listing agreement between the Company and any national securities exchange or automated quotation system, or any other law, regulation, or contractual obligation of the Company, until the Company is satisfied that such laws, regulations, and other obligations of the Company have been complied with in full. Certificates representing shares of Stock issued under the Plan will be subject to such stop-transfer orders and other restrictions as may be applicable under such laws, regulations, and other obligations of the Company, including any requirement that a legend or legends be placed thereon.

     (b) Limitations on Transferability. Awards and other rights under the Plan will not be transferable by a Participant except by will or the laws of descent and distribution (or to a designated Beneficiary in the event of the Participant's death), and, if exercisable, shall be exercisable during the lifetime of a Participant only by such Participant or his guardian or legal representative; provided, however, that such Awards and other rights (other than ISOs and SARs in tandem therewith) may be transferred during the lifetime of the Participant, for purposes of the Participant's estate planning or other purposes consistent with the purposes of the Plan (as determined by the Committee), and may be exercised by such transferees in accordance with the terms of such Award, but only if and to the extent then consistent with the registration of the offer and sale of Stock on Form S-8 or Form S-3 or such other registration form of the Securities and Exchange Commission as may then be filed and effective with respect to the Plan, and permitted by the Committee. Awards and other rights under the Plan may not be pledged, mortgaged, hypothecated, or otherwise encumbered, and shall not be subject to the claims of creditors.

     (c) No Right to Continued Employment; Leaves of Absence. Neither the Plan nor any action taken hereunder shall be construed as giving any employee, consultant, subsidiary director, or other person the right to be retained in the employ or service of the Company or any of its subsidiaries, nor shall it interfere in any way with the right of the Company or any of its subsidiaries to terminate any persons's employment or service at any time. Unless otherwise specified in the applicable Award Agreement, an approved leave of absence shall not be considered a termination of employment or service for purposes of an Award under the Plan.

     (d) Taxes. The Company and any subsidiary is authorized to withhold from any Award granted or to be settled, any delivery of Stock in connection with an Award, any other payment relating to an Award, or any payroll or other payment to a Participant amounts of withholding and other taxes due or potentially payable in connection with any transaction involving an Award, and to take such other action as the Committee may deem advisable to enable the Company and Participants to satisfy obligations for the payment of withholding taxes and other tax obligations relating to any Award. This authority shall include authority to withhold or receive Stock or other property and to make cash payments in respect thereof in satisfaction of a Participant's tax obligations.

     (e) Changes to the Plan and Awards. The Board may amend, alter, suspend, discontinue, or terminate the Plan or the Committee's authority to grant Awards under the Plan without the consent of stockholders or Participants, except that any amendment or alteration shall be subject to the approval of the Company's stockholders at or before the next annual meeting of stockholders for which the record date is after the date of such Board action if such stockholder approval is required by any federal or state law or regulation or the rules of any stock exchange or automated quotation system on which the Stock may then be listed or quoted, and the Board may otherwise, in its discretion, determine to submit other such amendments or alterations to stockholders for approval; provided, however, that, without the consent of an affected Participant, no such action may materially impair the rights of such Participant under any Award theretofore granted to him. The Committee may waive any conditions or rights under, or amend, alter, suspend, discontinue, or terminate, any Award theretofore granted and any Award Agreement relating thereto; provided, however, that, without the consent of an affected Participant, no such action may materially impair the rights of such Participant under such Award.

     (f) No Rights to Awards; No Stockholder Rights. No Participant or other person shall have any claim to be granted any Award under the Plan, and there is no obligation for uniformity of treatments of Participants, employees, consultants, or subsidiary directors. No Award shall confer on any Participant any of the rights of a stockholder of the Company unless and until Stock is duly issued or transferred and delivered to the Participant in accordance with the terms of the Award or, in the case of an Option, the Option is duly exercised.

     (g) Unfunded Status of Awards; Creation of Trusts. The Plan is intended to constitute an "unfunded" plan for incentive and deferred compensation. With respect to any payments not yet made to a Participant pursuant to an Award, nothing contained in the Plan or any Award shall give any such Participant any rights that are greater than those of a general creditor of the Company; provided, however, that the Committee may authorize the creation of trusts or make other arrangements to meet the Company's obligations under the Plan to deliver cash, Stock, other Awards, or other property pursuant to any Award, which trusts or other arrangements shall be consistent with the "unfunded" status of the Plan unless the Committee otherwise determines with the consent of each affected Participant.

     (h) Nonexclusivity of the Plan. Neither the adoption of the Plan by the Board nor its submission to the stockholders of the Company for approval shall be construed as creating any limitations on the power of the Board to adopt such other compensatory arrangements as it may deem desirable, including, without limitation, the granting of awards otherwise than under the Plan, and such arrangements may be either applicable generally or only in specific cases.

     (i) No Fractional Shares. No fractional shares of Stock shall be issued or delivered pursuant to the Plan or any Award. The Committee shall determine whether cash, other Awards, or other property shall be issued or paid in lieu of such fractional shares or whether such fractional shares or any rights thereto shall be forfeited or otherwise eliminated.

     (j) Compliance with Code Section 162(m). It is the intent of the Company that Options, SARs, and other Awards designated as Awards to Covered Employees subject to Section 8 shall constitute "qualified performance-based compensation" within the meaning of Code Section 162(m) and regulations thereunder (including Proposed Regulation 1.162-27). Accordingly, the terms of Sections 8(b), (c), and (d), including the definitions of Covered Employee and other terms used therein, shall be interpreted in a manner consistent with Code Section 162(m) and regulations thereunder. The foregoing notwithstanding, because the Committee cannot determine with certainty whether a given Participant will be a Covered Employee with respect to a fiscal year that has not yet been completed, the term Covered Employee as used herein shall mean only a person designated by the Committee, at the time of grant of Performance Awards or an Annual Incentive Award, as likely to be a Covered Employee with respect to a specified fiscal year. If any provision of the Plan or any agreement relating to a Performance Award or Annual Incentive Award that is designated as intended to comply with Code Section 162(m) does not comply or is inconsistent with the requirements of Code Section 162(m) or regulations thereunder, such provision shall be construed or deemed amended to the extent necessary to conform to such requirements, and no provision shall be deemed to confer upon the Committee or any other person discretion to increase the amount of compensation otherwise payable in connection with any such Award upon attainment of the applicable performance objectives.

     (k) Governing Law. The validity, construction, and effect of the Plan, any rules and regulations under the Plan, and any Award Agreement will be determined in accordance with the Nevada General Corporation Law and other laws (including those governing contracts) of the State of Nevada, without giving effect to principles of conflicts of laws, and applicable federal law.

     (l) Effective Date, Stockholder Approval, and Plan Termination. The Plan became effective May 16, 1995, upon its approval by stockholders of the Company. The 1998 amendment and restatement of the Plan shall be subject to the approval of the stockholders of the Company by the vote required by
Section 78.320.1(b) of the Nevada Revised Statutes at the 1998 Annual Meeting of Stockholders. Unless earlier terminated by action of the Board of Directors, the Plan will remain in effect until such time as no Stock remains available for delivery under the Plan and the Company has no further rights or obligations under the Plan with respect to outstanding Awards under the Plan.

-------------------------------------------------------------------------------
                   SIERRA HEALTH SERVICES, INC.                  [LOGO OF SIERRA
   THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS  HEALTH SERVICES,
      FOR THE ANNUAL MEETING OF STOCKHOLDERS ON MAY 12, 1998       INC.(R)]

  The undersigned holder of shares of Common Stock of SIERRA HEALTH SERVICES, INC. (the "Company") hereby appoints Anthony M. Marlon, M.D. and Thomas Y. Hartley, or either of them acting singly in the absence of the other, with full power of substitution, the Proxies of the undersigned to represent the undersigned and vote all of the shares of said Common Stock held of record by the undersigned at April 2, 1998, or which the undersigned otherwise would be entitled to vote at the Annual Meeting of Stockholders of the Company to be held May 12, 1998 and at any adjournments or postponements thereof.

1. Election of Directors    FOR all nominees listed    WITHHOLD AUTHORITY
                            below (except as marked    to vote for all nominees
                            to the contrary            listed below [_]
                            below) [_]

             Erin E. MacDonald, William J. Raggio, Charles L. Ruthe

(INSTRUCTION: To withhold authority to vote for any individual nominee strike a line through the nominee's name in the list above.)

2. To amend the Company's 1995 Long-Term Incentive Plan, including for the purpose of increasing by 900,000 the number of shares of Common Stock reserved for issuance to participants and to authorize cash annual incentive awards thereunder.
                         [_] FOR       [_] AGAINST         [_] ABSTAIN

3. To ratify the appointment of Deloitte & Touche as the Company's auditors for 1998.
                         [_] FOR       [_] AGAINST         [_] ABSTAIN

4. To transact such other business as may properly come before the meeting or any adjournments thereof.

                                    (Continued and to be signed on reverse side)
--------------------------------------------------------------------------------


--------------------------------------------------------------------------------

  THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED STOCKHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED "FOR" ITEMS 1, 2 AND 3. IF CUMULATIVE VOTING FOR DIRECTORS IS INVOKED AT THE MEETING, DISCRETIONARY AUTHORITY IS HEREBY GRANTED TO THE PROXIES TO CUMULATE VOTES AND DISTRIBUTE SUCH VOTES AMONG SOME OR ALL OF THE NOMINEES (OTHER THAN ANY NOMINEE AS TO WHICH VOTING AUTHORITY IS WITHHELD). THE PROXIES WILL VOTE IN ACCORDANCE WITH THEIR BEST JUDGMENT WITH RESPECT TO ANY MATTERS REFERRED TO IN ITEM 4. THIS PROXY REVOKES ALL PRIOR PROXIES RELATING TO THE ANNUAL MEETING.

                                                 NOTE: Please sign exactly as
                                                 your name or names appear
                                                 herein. Joint owners must
                                                 each sign. When signing as an
                                                 executor, administrator,
                                                 corporation, officer,
                                                 attorney, agent, trustee or
                                                 guardian, etc., please add
                                                 your full title to your
                                                 signature.

                                                 ______________________________
                                                 Signature

                                                 ______________________________
                                                 Signature

                                                 Date _________________________



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